UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLAINSCAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

(214) 252-4000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PlainsCapital Corporation to be held on May 11, 2011 at the Park Cities Hilton Hotel located at 5954 Luther Lane, Dallas, Texas, 75225 at 9:00 a.m., Central Daylight Time.

Enclosed are the notice of meeting of shareholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2010 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Alan B. White

Chairman and Chief Executive Officer

PLAINSCAPITAL CORPORATION

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

(214) 252-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 11, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of PlainsCapital Corporation, a Texas corporation (the “Company”), will be held on May 11, 2011 at 9:00 a.m. Central Daylight Time, at the Park Cities Hilton Hotel located at 5954 Luther Lane, Dallas, Texas, 75225 for the following purposes:

(1)	to elect four directors to serve as Class II directors until the 2014 Annual Meeting of Shareholders;

(2)	to approve a non-binding advisory resolution on executive compensation;

(3)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011;

(4)	to approve an amendment to our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock;

(5)	to approve an amendment to our Certificate of Formation to increase the number of authorized shares of Original Common Stock;

(6)	to approve a future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion; and

(7)	to transact any other business that may properly come before the Annual Meeting.

Shareholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, our Board of Directors has determined that each proposal listed above is in the best interest of the Company and its shareholders and has approved each proposal. Our Board of Directors recommends that you vote “FOR” each proposal at the Annual Meeting.

The Board of Directors has fixed the close of business on Friday, March 18, 2011 as the record date (the “Record Date”). Only holders of shares of original common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2011:

Our Proxy Statement and 2010 Annual Report are available at:

www.plainscapital.com/investors

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of The Board of Directors

Alan B. White

Chairman and Chief Executive Officer

Dallas, Texas

April 7, 2011

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1: ELECTION OF DIRECTORS	9

DIRECTORS AND NOMINEES	9
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES	12
COMMITTEES OF THE BOARD OF DIRECTORS	12
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	15

CORPORATE GOVERNANCE	16

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	16
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	17
CORPORATE GOVERNANCE GUIDELINES	18
DIRECTOR INDEPENDENCE	18
CERTAIN TRANSACTIONS AND RELATIONSHIPS	18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	19
INDEBTEDNESS	19
CODE OF ETHICS	19
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	20

DIRECTOR COMPENSATION	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

EXECUTIVE COMPENSATION	25

EXECUTIVE OFFICERS	25
COMPENSATION COMMITTEE REPORT	26
COMPENSATION DISCUSSION AND ANALYSIS	26
COMPENSATION INFORMATION	35

PROPOSAL 2: NON-BINDING ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION	52

AUDIT COMMITTEE MATTERS	53

AUDIT COMMITTEE REPORT	53
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO EXTEND THE DATE BY WHICH SHARES OF ORIGINAL COMMON STOCK AUTOMATICALLY CONVERT INTO SHARES OF COMMON STOCK	56

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ORIGINAL COMMON STOCK	59

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION FOLLOWING CONVERSION OF ALL OUTSTANDING SHARES OF ORIGINAL COMMON STOCK INTO SHARES OF COMMON STOCK	61

OTHER BUSINESS	63

INCORPORATION BY REFERENCE	63

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	63

APPENDIX A	A-1

APPENDIX B	B-1

APPENDIX C	C-1

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

(214) 252-4000

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 11, 2011

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “PlainsCapital” refer to PlainsCapital Corporation, a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to PlainsCapital Bank (a wholly owned subsidiary of PlainsCapital Corporation); references to “First Southwest” refer to First Southwest Holdings, LLC (a wholly owned subsidiary of the Bank) and its subsidiaries as a whole; and references to “PrimeLending” refer to PrimeLending, a PlainsCapital Company (a wholly owned subsidiary of the Bank) and its subsidiaries as a whole. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of our Common Stock, par value $0.001 per share, and our Original Common Stock, par value $0.001 per share, and references to our “common stock” are to our Common Stock and our Original Common Stock, collectively.

The accompanying proxy is solicited by the Board of Directors on behalf of PlainsCapital Corporation, a Texas corporation, to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 11, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 6, 2011 and are expected to be first sent or given to shareholders on or about April 7, 2011.

The executive offices of the Company are located at, and the mailing address of the Company is, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2011:

Our Proxy Statement and 2010 Annual Report are available at:

www.plainscapital.com/investors

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice, including the following:

(1)	to elect four directors to serve as Class II directors until the 2014 Annual Meeting of Shareholders;

(2)	to approve a non-binding advisory resolution on executive compensation;

(3)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011;

(4)	to approve an amendment to our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock;

(5)	to approve an amendment to our Certificate of Formation to increase the number of authorized shares of Original Common Stock;

(6)	to approve a future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion; and

(7)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, management will report on the Company’s performance during the last fiscal year and respond to questions from shareholders.

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one Proxy Statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact PlainsCapital Corporation, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219, Attn: Investor Relations or by calling (214) 252-4155 and asking for Investor Relations. Eligible shareholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 18, 2011 (the “Record Date”). The Record Date is established by the Board of Directors as required by Texas law. On the Record Date, 34,041,088 shares of Original Common Stock and no shares of Common Stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. The Company also has issued to the United States Department of the Treasury (the “U.S. Treasury”) Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B (together, the “Series A and Series B Preferred Stock”), neither of which has a right to vote at the Annual Meeting.

What are the voting rights of the shareholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. The Company’s Certificate of Formation prohibits cumulative voting rights. The Series A and Series B Preferred Stock have no voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm (Proposal 3). In the absence of specific instructions from you, due to recent regulatory changes, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our Board of Directors (Proposal 1) or with respect to the proposal to adopt a non-binding advisory resolution on executive compensation (Proposal 2). In addition, your broker does not have discretionary authority to vote your shares with respect to the proposals to amend our Certificate of Formation (Proposals 4-6).

How do I vote my shares?

If you are a record holder, you may vote your common stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your common stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Norton Baker and Wayne Pope to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

What if some or all of my shares are held in the ESOP?

If you are a participant in the Plains Capital Corporation Employees’ Stock Ownership Plan (the “ESOP”), then you may be receiving this material because of the common stock held for you in the ESOP. In that case, you should use the enclosed proxy card to instruct the ESOP trustees how to vote those shares. Return your proxy card, which serves as your voting instructions to the ESOP trustees, as described on the card itself. To allow sufficient time for voting by the ESOP trustees, your ESOP voting instructions must be received no later than Friday, May 6, 2011 at 5:00 p.m. Central Daylight Time. The Company’s transfer agent will tabulate the ESOP voting instructions it receives and provide aggregate ESOP voting instructions to the ESOP trustees. The ESOP trustees will vote the shares in accordance with such instructions and the terms of the ESOP. Your ESOP voting instructions are confidential and will not be disclosed to the Company. Please note that you will not be able to vote the shares of common stock held for you in the ESOP in person at the Annual Meeting as these shares may only be voted by the ESOP trustees.

The ESOP trustees may vote the shares held for you even if you do not direct them how to vote. The ESOP trustees will vote any shares held in the ESOP for which they do not timely receive instructions in their own, or the ESOP committee’s, discretion and in accordance with the ESOP plan documents.

If your shares of common stock are held by you in both your record name and in the ESOP, you may use the same enclosed proxy card to vote the shares held in your record name and to direct the ESOP trustees to vote the shares held for you in the ESOP. You must timely return the enclosed proxy card to direct the vote of the shares held for you in the ESOP.

Who counts the votes?

All votes will be tabulated by Eddie Ricks, the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the non-binding advisory resolution on executive compensation.

Proposal 3—FOR the ratification of Ernst & Young LLP.

Proposal 4—FOR the amendment to our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock.

Proposal 5—FOR the amendment to our Certificate of Formation to increase the number of authorized shares of Original Common Stock.

Proposal 6—FOR the future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the non-binding advisory resolution on executive compensation.

Proposal 3—FOR the ratification of Ernst & Young LLP.

Proposal 4—FOR the amendment to our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock.

Proposal 5—FOR the amendment to our Certificate of Formation to increase the number of authorized shares of Original Common Stock.

Proposal 6—FOR the future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Ernst & Young LLP (Proposal 3). See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•

Giving written notice of revocation to the Company addressed to Scott J. Luedke, Corporate Secretary at the Company’s address above, which notice must be received before noon, Central Daylight Time on May 10, 2011.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the four director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the election of the director nominees (Proposal 1).

Approval of the advisory resolution on executive compensation proposal (Proposal 2) and the proposal to ratify Ernst & Young LLP’s appointment (Proposal 3) will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of common stock represented in person or by proxy at the Annual Meeting entitled to be voted on such proposal and voted for or against such proposal.

Approval of the proposal to amend our Certificate of Formation to extend the conversion date of our Original Common Stock into Common Stock (Proposal 4) and the proposal to amend our Certificate of Formation to increase the number of authorized shares of Original Common Stock (Proposals 5) will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of Original Common Stock.

Approval of the future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion (Proposal 6) will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon the election of directors (Proposal 1), the advisory resolution concerning executive compensation proposal (Proposal 2), the ratification of Ernst & Young LLP (Proposal 3) or the proposal to approve the future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion (Proposal 6). Abstentions will have the same effect as a vote against the proposal to amend our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock (Proposal 4) and the proposal to amend our Certificate of Formation to increase the number of authorized shares of Original Common Stock (Proposal 5).

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting.

Recent regulatory changes were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), no votes will be cast on your behalf. In addition, broker non-votes will have no effect on the approval of the advisory resolution concerning executive compensation proposal (Proposal 2) or the proposal to approve the future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to remove references to the Original Common Stock and the conversion (Proposal 6). Broker non-votes will have the same effect as a vote against the proposal to amend our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock (Proposal 4) and the proposal to amend our Certificate of Formation to increase the number of authorized shares of Original Common Stock (Proposal 5). Your bank or broker will, however, continue to have discretion to vote your shares with respect to the ratification of Ernst & Young LLP (Proposal 3) if you do not provide voting instructions on such proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for shareholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendices and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations at investor.relations@plainscapital.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated four directors for election at the Annual Meeting by the shareholders (the “Director Nominees”).

Beginning with the 2010 Annual Meeting of Shareholders, our Board of Directors has been divided into three classes, as nearly equal in number as possible, with the terms of office of one class expiring each year. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. Three directors currently serve as Class I directors with terms expiring at the annual meeting of shareholders to be held in 2013, three directors currently serve as Class II directors with terms expiring at this Annual Meeting, and three directors currently serve as Class III directors with terms expiring at the annual meeting of shareholders to be held in 2012. On March 17, 2011, our Board of Directors resolved to increase the number of directors serving on the Board of Directors from nine to ten directors and designated the additional directorship as a Class II directorship.

The Board of Directors has nominated four persons for election as Class II directors to serve for a term expiring at the annual meeting of shareholders to be held in 2014.

To be elected as a director, each director nominee must receive a plurality of the votes cast by the shareholders entitled to vote for the election of directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each director nominee has expressed his or her intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and position of each director currently serving on our Board of Directors and each nominee for election as a director as of April 7, 2011:

Name	Age	Positions
Alan B. White	62	Director, Chairman and Chief Executive Officer

Hill A. Feinberg	64	Director, Chief Executive Officer of First Southwest

Charlotte Jones Anderson	44	Director

Tracy A. Bolt	47	Director

James R. Huffines	60	Director nominee, President and Chief Operating Officer

Lee Lewis	59	Director

Andrew J. Littlefair	50	Director

Michael T. McGuire	46	Director

A. Haag Sherman	45	Director

Robert C. Taylor, Jr.	63	Director

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee focused primarily on the information discussed in each of the directors’ individual biographies set forth below. Each of our directors exhibits collegiality, honesty and integrity. Additional qualities of each of our Directors and director nominees are discussed in the biographical information below.

The biographies of the Class II Director Nominees (terms expiring in 2014) are as follows:

Hill A. Feinberg.    Mr. Feinberg has served as Chairman and Chief Executive Officer of First Southwest since 1991 and was appointed to serve as one of PlainsCapital’s directors on December 31, 2008 in conjunction with our acquisition of First Southwest. Shareholders elected Mr. Feinberg as a director in conjunction with our 2009 and 2010 annual meeting of shareholders. Prior to joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. Mr. Feinberg is a past chairman of the Municipal Securities Rulemaking Board, the self-regulatory organization with responsibility for authoring the rules that govern the municipal securities activities of registered brokers. Mr. Feinberg also is a member of the board of directors of Energy XXI (Bermuda) Limited, a public company, and serves as an advisory director of Hall Phoenix Energy, LLC and as the non-executive chairman of the board of directors of General Cryogenics, Inc. Mr. Feinberg has extensive knowledge and experience concerning our financial advisory segment and the industry in which it operates through his extended period of service to First Southwest.

James R. Huffines.    Mr. Huffines currently serves as the President and Chief Operating Officer of PlainsCapital Corporation, a position that he has held since November 2010. Prior to that, Mr. Huffines served as the Chairman of the Central and South Texas region of PlainsCapital Bank, a position he held since joining PlainsCapital in 2001. Mr. Huffines holds a Bachelor of Business Administration in finance from the University of Texas. He serves on the board of privately held Energy Future Holdings (formerly TXU Corp.), and is the chairman of its audit committee. In addition, Mr. Huffines previously served as Chairman of the University of Texas System Board of Regents for over four years. Mr. Huffines also participates in many community and business organizations, including serving as a member of the advisory board of Texas Lyceum; the Board of Trustees of the Bob Bullock Texas State History Museum Foundation; the Executive Committee of the Chancellor’s Council at the University of Texas System; and a member of the Texas Philosophical Society.

Andrew J. Littlefair.    Mr. Littlefair has served as a director of PlainsCapital since September 2009. He is a co-founder of Clean Energy Fuels Corp., a provider of compressed and liquefied natural gas in the United States and Canada that is publicly traded on the NASDAQ Global Select Market, and has served as that company’s President, Chief Executive Officer and a director since 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, he served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. He is currently Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles. He earned a Bachelor of Arts in Political Science from the University of Southern California. Mr. Littlefair serves as a member of each of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Littlefair has significant experience serving as a chief executive officer and as a director of publicly traded companies and provides the Board of Directors with the perspective of a significant customer.

Robert C. Taylor, Jr.    Mr. Taylor has served as a director of PlainsCapital since 1997. He has been engaged in the wholesale distribution business in Lubbock, Texas since 1971. In February 2009, Mr. Taylor was appointed to serve as Chief Executive Officer for United Supermarkets, LLC, a retail grocery business in Texas since 1915. Prior to that appointment, Mr. Taylor served as the Vice President of Manufacturing and Supply Chain for United Supermarkets since 2007. From 2002 to 2007, Mr. Taylor was the President of R.C. Taylor Distributing, Inc., a business engaged in the business of general merchandise, candy and tobacco to retail outlets in West Texas and Eastern New Mexico. Mr. Taylor is a 1971 graduate of Texas Tech University. He is chairman of the Lubbock Downtown Tax Increment Finance Redevelopment Committee and serves on the Texas Tech Chancellors Advisory Board. Mr. Taylor serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Executive Committee of the Board. Through his service on our Board of Directors, Mr. Taylor has many years of knowledge of PlainsCapital and the challenges and opportunities that we are presented. In addition, his experience as a manager of a Texas-based company provides unique insights to our Board of Directors.

The biographies of the Directors currently serving as Class I Directors (terms expiring in 2013) are as follows:

Alan B. White.    Mr. White is one of our founders and has served as Chairman and Chief Executive Officer of PlainsCapital since 1987 and is the Chairman of the Executive Committee. Mr. White received his Bachelors of Business Administration in finance at Texas Tech University. Mr. White’s current charitable and civic service includes serving as a member of the Cotton Bowl Athletic Association Board of Directors, the MD Anderson Cancer Center Living Legend Committee and the Dallas Citizens Council. He was also the founding chairman of the Texas Tech School of Business Chief Executive’s Roundtable; the former Chairman of the Texas Tech Board of Regents, the Covenant Health System Board of Trustees, and the Methodist Hospital System Board of Trustees; and a member of the Texas Tech University President’s Council and the Texas Hospital Association Board. Mr. White possesses knowledge of our business and industry through his lengthy tenure as our Chairman and Chief Executive Officer that aids him in efficiently and effectively identifying and executing our strategic priorities.

Charlotte Jones Anderson.    Ms. Anderson has served as a director of PlainsCapital since September 2009. She currently serves as Executive Vice President Brand Management and President of Charities for the Dallas Cowboys Football Club, Ltd., a National Football League team. She has worked in various capacities for the Dallas Cowboys organization since 1990. A native of Little Rock, Arkansas, Ms. Anderson is a graduate of Stanford University where she earned a Bachelor of Science degree in Human Biology. Ms. Anderson is actively involved with a number of charitable and philanthropic organizations, including The Boys and Girls Clubs of America (regional trustee), the Salvation Army (board of directors), The Rise School (board of directors), the Southwest Medical Foundation (board of directors), the Dallas Symphony (board of directors), and the President’s Advisory Counsel for The Dallas Center for Performing Arts Foundation. Ms. Anderson has significant managerial and executive officer experience with large entrepreneurial businesses and provides the Board of Directors the perspective of one of our significant customers.

Tracy A. Bolt.    Mr. Bolt has served as a director of PlainsCapital since September 2009 and is the Chairman of the Audit Committee. Mr. Bolt co-founded in 1994 Hartman Leito & Bolt, LLP, an accounting and consulting firm based in Fort Worth, Texas, where he serves as a partner and is a member of the firm’s executive and compensation committees. Mr. Bolt holds a Bachelor of Science and Master of Science from the University of North Texas, and he is a certified public accountant. He currently serves as a business advisor to numerous management teams, public and private company boards, not for profit organizations and trusts. Mr. Bolt has significant experience concerning accounting matters that is essential to our Board of Director’s oversight responsibilities.

The biographies of the Directors currently serving as Class III Directors (terms expiring in 2012) are as follows:

Lee Lewis.    Mr. Lewis has served as a director of PlainsCapital since 1989. He founded in 1976, and currently serves as the Chief Executive Officer of, Lee Lewis Construction, Inc., a construction firm based in Lubbock. Mr. Lewis graduated from Texas Tech University and is a member of the American General Contractors Association, West Texas Chapter, the Chancellors Council for the Texas Tech University System, and the Red Raider Club. Through his service on our Board of Directors for over 20 years, Mr. Lewis has extensive knowledge of PlainsCapital and the challenges and opportunities that we are presented. In addition, his experience as a manager of a Texas-based company provides unique insights to our Board of Directors.

Michael T. McGuire.    Mr. McGuire has served as a director of PlainsCapital since September 2009. Mr. McGuire currently serves as President of Andrews Distributing Company, a beverage distribution company, and has served on that company’s leadership team since July 2002. Mr. McGuire previously worked at EMC Corporation, a Fortune 500 technology company. Mr. McGuire earned his undergraduate degree in Marketing from Boston College’s Carroll School of Management, and graduated with highest honors from Southern Methodist University’s Executive MBA Program at the Cox School of Business in 2005 with a concentration in finance. He is a member of the national MBA honors association Beta Gamma Sigma. Mr. McGuire has significant managerial and executive officer experience with large entrepreneurial businesses and provides the Board of Directors the perspective of one of our significant customers.

A. Haag Sherman.    Mr. Sherman has served as a director of PlainsCapital since September 2009 and is Chairman of the Compensation Committee. Mr. Sherman co-founded, and currently serves as Managing Partner and Chief Executive Officer of, Salient Partners, L.P., an investment firm based in Houston, Texas. Mr. Sherman has served in various executive capacities with Salient Partners since 2002. Mr. Sherman is an honors graduate of the University of Texas School of Law and a cum laude graduate of Baylor University. He is a certified public accountant and a member of the State Bar of Texas. Mr. Sherman has significant experience concerning accounting matters that is essential to our Board of Director’s oversight responsibilities.

All of the director nominees except for James R. Huffines are currently serving on our Board of Directors. On March 17, 2011, the Board of Directors increased the size of the Board of Directors to 10 seats and designated the newly created seat as a Class II directorship.

There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends that you vote FOR each director nominee.

Meetings of the Board of Directors and Committees

The Board of Directors met 5 times in 2010. During 2010, the Audit Committee met 12 times, the Compensation Committee met 5 times, the Nominating and Corporate Governance Committee met 3 times, and the Executive Committee met 2 times.

We expect our directors to attend board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of shareholders. While a member of our Board of Directors, each director attended at least 75 percent of the total number of meetings of the Board of Directors and board committees of which he or she was a member in 2010. Seven of our nine directors attended last year’s annual meeting of shareholders.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions, and our Board of Directors has established the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The members of each committee are appointed by the Board of Directors and serve until their successors are elected and qualified, unless they are earlier removed or resign.

Audit Committee

We have an Audit Committee consisting of Mr. Bolt, Chairman, and Messrs. McGuire, Sherman and Taylor. The Audit Committee has responsibility for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting processes, our disclosure practices and the audits of our financial statements;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;

•	reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to any release of earnings;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	preparing the audit committee report required by SEC rules to be included in our annual report;

•	reviewing and approving all related person transactions for potential conflict of interest situations on an ongoing basis;

•

determining compensation of, and reviewing the performance of, the independent accountants, appointing or terminating the independent accountants and considering and approving, in advance, any services proposed to be performed by the independent accountants; and

•	handling such other matters that are specifically delegated to the audit committee by our Board of Directors from time to time.

Each of Messrs. Bolt and Taylor qualifies as an “audit committee financial expert” as defined by the SEC and all of the members of the Audit Committee are independent within the meaning of applicable SEC rules, Section 303A of the NYSE Listed Company Manual, and Federal Deposit Insurance Corporation guidelines. The Audit Committee charter, as adopted by the Board of Directors, is available on our website at www.plainscapital.com/investors.

Compensation Committee

We have a Compensation Committee consisting of Mr. Sherman, Chairman, and Messrs. Bolt and Littlefair. The Compensation Committee has the responsibility for, among other things:

•	recommending to our Board of Directors for consideration, the compensation and benefits of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•	administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board of Directors concerning these matters;

•	preparing the compensation committee report required by SEC rules to be included in our annual report;

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

The Compensation Committee is responsible for evaluating the performance of, and determining the compensation for, the Chief Executive Officer. The committee also approves the compensation structure for senior management in accordance with guidelines established by the committee from time to time. The committee reviews the design and structure of the Company’s compensation programs to ensure that management’s interests are aligned with shareholders and that the compensation programs are aligned with the Company’s strategic priorities. See “Compensation Discussion and Analysis” below.

The Compensation Committee also has the authority to retain and/or engage special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion, and receives funding from us to engage such advisors. At the committee’s direction, management retained Meridian Compensation Partners, LLC in 2010 to provide the committee and management with comparative data on executive compensation and advice on the Company’s compensation programs for senior management. Meridian does no other work for the Company.

Our Board of Directors has determined that each of the members of the Compensation Committee is independent within the meaning of Section 303A of the NYSE Listed Company Manual. Each of such directors is a “non-employee director,” as defined in Section 16 of the Exchange Act and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee charter, as adopted by the Board of Directors, is available on our website at www.plainscapital.com/investors.

On March 18, 2009, our Board of Directors established the Non-Reporting Person Equity Compensation Committee. The committee is composed solely of Mr. White, our Chairman and Chief Executive Officer, and has authority to grant restricted stock and other share-based payment awards pursuant to the PlainsCapital Corporation 2010 Long-Term Incentive Plan. The committee may only make awards to our employees or prospective employees who are (or would be upon hiring) neither subject to the reporting requirements of Section 16 of the Exchange Act nor one of our five most highly compensated employees, as defined in the U.S. Treasury’s regulations under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.

Executive Committee

The Executive Committee of the Board of Directors reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. The Executive Committee has the authority of the full Board of Directors, except for specific powers that are required by law to be exercised by the full Board of Directors. Actions taken by the Executive Committee are reported to the Board of Directors at its next meeting.

Nominating and Corporate Governance Committee

See “Corporate Governance – Nominating and Corporate Governance Committee” below.

The following table shows the current membership of each of the foregoing committees.

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Charlotte Jones Anderson				X

Tracy A. Bolt	Chairman	X	X

Andrew J. Littlefair		X		X

Michael T. McGuire	X			X

A. Haag Sherman	X	Chairman	X

Robert C. Taylor, Jr.	X		X	Chairman

Alan B. White			Chairman

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, nominee or principal shareholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

CORPORATE GOVERNANCE

PlainsCapital, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance, and the Board of Directors has established Corporate Governance Guidelines under which we operate.

The current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Categorical Standards of Director Independence (which are not yet effective) are available on our website at www.plainscapital.com/investors.

Board Leadership Structure and Role in Risk Oversight

Mr. White, one of our founders, has served as our Chairman and Chief Executive Officer since 1987. The Board of Directors believes that Mr. White is best situated to serve as our Chairman and Chief Executive Officer because he is the director most familiar with the Company’s business and industry and is most capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while our Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board of Directors, each of which is essential to effective governance.

Our Board of Directors includes six independent members, and our Audit, Compensation and Nominating and Corporate Governance Committees are each comprised entirely of independent directors. The Board of Directors believes the combined role of Chairman and Chief Executive Officer, together with the oversight of our independent directors, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board of Directors. The Audit Committee and/or our Board of Directors receives quarterly reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us. Our Board of Directors also receives regular reports from the chairman of management’s Risk Management Committee, which is comprised entirely of members of management. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board of Directors structure supports this approach.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee consisting of Mr. Taylor, Chairman, Ms. Anderson and Messrs. Littlefair and McGuire. The Nominating and Corporate Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board of Directors as nominees for election as directors and to fill any vacancies on the board;

•	considering and recommending to our Board of Directors qualifications for the position of director and policies concerning the term of office of directors and the composition of the board;

•	monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;

•	considering and recommending to our Board of Directors other actions relating to corporate governance; and

•	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board of Directors from time to time.

In selecting director nominees for recommendation to the Board of Directors, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and diversity of our Board of Directors;

•

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in banking, mortgage lending, corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of membership of our Board of Directors with periodic injection of fresh perspectives provided by new board members.

Our Board of Directors believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the company, the results of operations and financial condition of the company and its significant subsidiaries and business segments, and the relative standing of the company and its business segments in relation to our competitors.

In identifying director nominees, the Nominating and Corporate Governance Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board of Directors does not wish to continue in service or if the committee or the Board of Directors decides not to re-nominate a member for re-election, the committee will identify another nominee with the desired skills and experience described above. The committee takes into consideration the overall composition and diversity of the Board of Directors and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Our Corporate Governance

Guidelines provide that the Board of Directors will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. Generally, the committee will strive to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our shareholders’ best interests. In doing so, the committee will also consider candidates with appropriate non-business backgrounds.

The Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors, by senior management and by shareholders. The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management. We have not paid fees to any third party to assist in the process of identifying or evaluating director candidates during 2010.

Shareholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, PlainsCapital Corporation, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219. All proposals for nominations received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. Our bylaws provide that shareholder proposals and director nominations by shareholders must be made in compliance with certain advance notice, informational and other applicable requirements. For a detailed description of our Annual Meeting advance notice requirements and our shareholder nomination procedures, please see “Submission of Future Shareholder Proposals” below.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: director qualifications, director responsibilities, board committees, access to senior management, director compensation, CEO evaluation and succession planning, and Board of Directors performance evaluation. A copy of our Corporate Governance Guidelines is available on our website at www.plainscapital.com/investors.

Director Independence

Our Corporate Governance Guidelines provide that our Board of Directors shall be composed of a majority of directors who meet the criteria for independence required by the rules of the New York Stock Exchange (the “NYSE”). In addition, our Board of Directors previously adopted Categorical Standards of Director Independence that would be effective if and when we list our common stock on the NYSE. Based upon these standards, our Board of Directors previously affirmatively determined that the following members of, and nominees for election to, our Board of Directors are independent: Charlotte Jones Anderson, Tracy Bolt, Andrew Littlefair, Michael McGuire, A. Haag Sherman and Robert C. Taylor, Jr. Nothing has come to the Committee’s attention that affects that prior determination.

A copy of our Categorical Standards of Director Independence (not yet effective) is available on our website at www.plainscapital.com/investors.

Five of these directors, Ms. Anderson and Messrs. Bolt, Littlefair, McGuire and Taylor, have, or a member of their immediate family or an affiliated company in which they are employed or in which they are a principal equity holder has, received loans from PlainsCapital Bank in the ordinary course of business that our Board of Directors did not view as compensation. In our management’s opinion, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with other unaffiliated persons and do not involve more than normal risk of collectibility.

Certain Transactions and Relationships

During 2010, we paid Lee Lewis Construction, Inc., a construction company owned and operated by Lee Lewis, one of our directors, approximately $422,000 for certain construction services.

During 2010, Lee Ann White, the wife of Alan B. White, our Chairman and Chief Executive Officer, served as our Senior Vice President, Director of Public Relations; Dawn Robinson, the daughter of Roseanna McGill, one of our Named Executive Officers, served as Senior Vice President, National Production Manager of PrimeLending; and Kale Salmans, the son of Todd Salmans, President and Chief Executive Officer of PrimeLending, served as a Regional Manager of PrimeLending. Pursuant to our employment arrangements with these individuals, we paid an aggregate of approximately $1.3 million as compensation for their services as employees during 2010.

In 2007, the Bank contracted with Cowboys Stadium, L.P., a company affiliated with the employer of Ms. Anderson, for the 20-year lease of a suite at Cowboys Stadium beginning in 2009. Pursuant to the lease agreement, the Bank has agreed to pay Cowboys Stadium, L.P. annual payments of $500,000, subject to possible annual escalations, not to exceed 3% per year, beginning with the tenth year of the lease.

Compensation Committee Interlocks and Insider Participation

Mr. White serves as a director of First Southwest, a wholly owned subsidiary of PlainsCapital. Hill A. Feinberg serves as the Chief Executive Officer of First Southwest and on the Board of Directors of PlainsCapital. Since September 17, 2009, PlainsCapital’s Compensation Committee has been comprised of independent directors, has reviewed and set the compensation of each of Messrs. White and Feinberg and does not believe that this interlock poses any risks that are likely to have a material adverse effect on us.

Indebtedness

The Bank has had, and may be expected to have in the future, lending relationships in the ordinary course of business with our directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. In our management’s opinion, the lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal collection risk or present other unfavorable features.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, our subsidiaries and certain persons performing services for us. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations.

Pursuant to the Code of Business Conduct and Ethics, if a potential conflict of interest would constitute a “related party transaction,” then the terms of the proposed transaction must be reported in writing to our Chief Executive Officer, President, Executive Vice President – Chief Compliance Officer, or General Counsel, who must then refer, if necessary, the matter to our Audit Committee for approval. Generally, a related party transaction is a transaction that includes a director or executive officer, directly or indirectly, and us that exceeds $120,000 in amount, exclusive of employee compensation and director fees.

A copy of our Code of Business Conduct and Ethics is available on our website at www.plainscapital.com/investors. We intend to disclose any amendments to our Code of Business Conduct and Ethics on our website at www.plainscpaital.com/investors.

Communications with the Board of Directors

The Board of Directors welcomes communication from the Company’s shareholders. Shareholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o Corporate Secretary, PlainsCapital Corporation, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

DIRECTOR COMPENSATION

Directors’ compensation is determined by the Board of Directors. We pay members of our Board of Directors based on the directors’ participation in board meetings held throughout the year. We revised the compensation of our directors in November 2010. Beginning in November 2010, each of our directors receives $3,500 for each Board of Directors’ meeting attended. In addition, our non-employee directors each receive an annual cash retainer of $15,000 and are entitled to receive an annual grant of restricted shares of our common stock having a value of $15,000 on the date of grant. The Chairman of our Audit Committee receives an additional $10,000 annual retainer, the Chairman of the Compensation Committee receives an additional $7,500 annual retainer, and the Chairman of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer. In addition, the non-chairman members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,000 annual retainer for each of such committees on which they serve as a non-chairman member.

The following table summarizes the compensation paid by us to directors who are not Named Executive Officers for the fiscal year ended December 31, 2010.

Director Compensation Table

Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charlotte Anderson	$33,000	—	—	$14,989	—	—	$47,989
Tracy A. Bolt	$40,500	—	—	$14,989	—	—	$55,489
Lee Lewis	$32,000	—	—	$14,989	—	—	$46,989
Andrew J. Littlefair	$34,000	—	—	$14,989	—	—	$48,989
Michael T. McGuire	$34,000	—	—	$14,989	—	—	$48,989
A. Haag Sherman	$36,750	—	—	$14,989	—	—	$51,739
Robert C. Taylor, Jr.	$35,500	—	—	$14,989	—	—	$50,489

(1)	For each director represents the grant date fair value of 1,183 restricted shares of common stock granted on March 18, 2010, based upon a stock price of $12.67 per share, the appraised value of our common stock computed as of December 31, 2008 in our ESOP valuation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of March 18, 2011 certain information regarding the beneficial ownership of the shares of our voting stock by: (i) each person who is known by us to own beneficially more than 5% of such shares; (ii) each member of our Board of Directors, each director nominee and each of our named executive officers; and (iii) all of our directors and executive officers as a group (13 persons). Alan White, our Chairman and Chief Executive Officer; John A. Martin, our Executive Vice President and Chief Financial Officer; James R. Huffines, our President and Chief Operating Officer; Hill Feinberg, Chief Executive Officer of First Southwest; Jerry Schaffner, President and Chief Executive Officer of the Bank; and Todd Salmans, President and Chief Executive Officer of PrimeLending, are currently the only executive officers of the Company. Except as otherwise indicated, the beneficial owners listed in the table below have sole voting and investment powers with respect to the shares indicated, and the address for each beneficial owner is 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219. The applicable percentage ownership is based on 34,041,088 shares of our Original Common Stock issued as of March 18, 2011, plus, on an individual basis, the right of that individual to obtain Original Common Stock upon exercise of stock options within 60 days of March 18, 2011. The aggregate amount of shares of our Original Common Stock issued includes 1,722,152 shares of common stock that are held in escrow by an escrow agent on behalf of the former stockholders of First Southwest that may be released to such shareholders upon the satisfaction of the earnout provisions contained in the Merger Agreement between PlainsCapital Corporation (formerly known as Plains Capital Corporation) and First Southwest Holdings, Inc., dated as of November 7, 2008, as amended (the “Merger Agreement”), pursuant to which we acquired First Southwest Holdings, Inc. Pursuant to the Merger Agreement, the former stockholders of First Southwest are entitled to vote these earnout shares prior to their cancellation or release from escrow.

	Original Common Stock Beneficially Owned (1)
Name	Number		Percentage
Directors and Officers
Charlotte Jones Anderson	1,183		*
Tracy A. Bolt	1,183		*
W. Allen Custard, III(2)	131,180	(3)	*
Hill A. Feinberg	2,162,145	(4)	6.3%
James R. Huffines	222,173	(5)	*
Lee Lewis	778,783	(6)	2.3%
Andrew J. Littlefair	1,183		*
John A. Martin	—		*
Roseanna McGill(7)	64,878	(8)	*
Michael T. McGuire	1,183		*
Todd Salmans	26,991	(9)	*
Jerry Schaffner	227,635	(10)	*
A. Haag Sherman	1,183		*
Robert C. Taylor, Jr.	34,060		*
Alan B. White	2,809,437	(11)(12)	8.2%
PlainsCapital Officers and Directors as a Group (13 persons)	6,267,437		18.4%

Certain Persons
Charles Eric Maedgen Exempt Estate Trust	2,389,122	(13)(14)	7.0%
Maedgen & White, Ltd.	2,389,122	(12)(13)	7.0%
Elizabeth M. White	2,509,077	(15)	7.4%

*	Less than 1%.

(1)	No shares of our Common Stock were issued or outstanding as of March 18, 2011.

(2)	Mr. Custard ceased to serve as our Chief Financial Officer on November 15, 2010.

(3)	Includes 28,965 shares of common stock (the “Custard Earnout Shares”) currently held in escrow with U.S. Bank National Association for the benefit of Mr. Custard. The Custard Earnout Shares are subject to the earnout provisions of the Merger Agreement. Mr. Custard may not receive the Custard Earnout Shares until January 31, 2013, and the number of shares that he will receive, if any, is subject to reduction in accordance with the terms of the Merger Agreement. Mr. Custard has the right to vote, but not the power to dispose of, the Custard Earnout Shares prior to their cancellation or release from escrow and may be deemed the beneficial owner thereof. Also includes 15,000 shares of restricted stock granted to Mr. Custard. Pursuant to the terms of Mr. Custard’s restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 318 shares of common stock allocated to the account of Mr. Custard pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Mr. Custard may be deemed the beneficial owner of such shares.

(4)

Includes 518,157 shares of common stock (the “Feinberg Earnout Shares”) currently held in escrow with U.S. Bank National Association for the benefit of Mr. Feinberg. The Feinberg Earnout Shares are subject to the earnout provisions of the Merger Agreement. Mr. Feinberg may not receive the Feinberg Earnout Shares until January 31, 2013, and the number of shares that he will receive, if any, is subject to reduction in accordance with the terms of the Merger

Agreement. Mr. Feinberg has the right to vote, but not the power to dispose of, the Feinberg Earnout Shares prior to their cancellation or release from escrow and may be deemed the beneficial owner thereof. Also includes 56,508 shares of common stock issuable to Mr. Feinberg upon exercise of stock options. 14,127 shares of common stock underlying certain of these options (the “Feinberg Earnout Option Shares”) remain subject to the earnout provisions of the Merger Agreement. Such stock options are currently exercisable, but Mr. Feinberg may not receive the Feinberg Earnout Option Shares until January 31, 2013, and the number of shares that he will receive upon exercise of the related stock options, if any, is subject to reduction in accordance with the terms of the Merger Agreement. Upon exercise of such stock options, Mr. Feinberg would have the right to vote any Feinberg Earnout Option Shares prior to their cancellation or release from escrow and may be deemed the beneficial owner thereof. Also includes 36,000 shares of restricted stock granted to Mr. Feinberg. Pursuant to the terms of Mr. Feinberg’s restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. 435,000 of the shares held by Mr. Feinberg are pledged as security on a loan from an unaffiliated party.

(5)	Includes 13,176 shares of common stock issuable to Mr. Huffines upon exercise of stock options. Also includes 55,000 shares of restricted stock granted to Mr. Huffines. Pursuant to the terms of Mr. Huffines’ restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 7,405 shares of common stock allocated to the account of Mr. Huffines pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Mr. Huffines may be deemed the beneficial owner of such shares.

(6)	Includes 777,600 shares of common stock held by Lee Lewis Construction. Mr. Lewis is the sole owner of Lee Lewis Construction and may be deemed to have voting and/or investment power with respect to the shares owned by Lee Lewis Construction.

(7)	Ms. McGill ceased to serve as Chief Executive Officer of PrimeLending immediately prior to January 1, 2011.

(8)	Includes 107 shares of common stock allocated to the account of Ms. McGill pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Ms. McGill may be deemed the beneficial owner of such shares. Includes 25,000 shares of restricted stock granted to Ms. McGill. Pursuant to the terms of Ms. McGill’s restricted stock grant, she has the right to vote such shares but may only dispose of such shares to the extent they have vested.

(9)	Includes 1,991 shares of common stock allocated to the account of Mr. Salmans pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Mr. Salmans may be deemed the beneficial owner of such shares. Includes 25,000 shares of restricted stock granted to Mr. Salmans. Pursuant to the terms of Mr. Salmans’ restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested.

(10)	Includes 13,032 shares of common stock issuable to Mr. Schaffner upon the exercise of stock options issued under the Stock Option Plans. Also includes 15,426 shares of common stock held by Mr. Schaffner in an individual retirement account and 1,881 shares held by Susan Schaffner, the spouse of Mr. Schaffner, in an individual retirement account. Also includes 45,000 shares of restricted stock granted to Mr. Schaffner. Pursuant to the terms of Mr. Schaffner’s restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 43,651 shares of common stock allocated to the account of Mr. Schaffner pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Mr. Schaffner may be deemed the beneficial owner of such shares.

(11)	Includes 20,160 shares of common stock issuable to Mr. White upon exercise of stock options issued under the Stock Option Plans; 122,286 shares held by Mr. White in an individual retirement account; 83,148 shares held by Alan White 801 Investments; and 2,389,122 shares held by Maedgen & White, Ltd. 442,977 of the shares held by Maedgen & White, Ltd. are pledged as security on loans from an unaffiliated party. Mr. White is a general partner and the sole managing partner of Alan White 801 Investments and a controlling member, manager, partner or trustee of other general partners of Alan White 801 Investments and may be deemed to have sole voting and dispositive power over the shares held by Alan White 801 Investments. Also includes 150,000 shares of restricted stock granted to Mr. White. Pursuant to the terms of Mr. White’s restricted stock grant, he has the right to vote such shares but may only dispose of such shares to the extent they have vested. Also includes 44,721 shares of common stock allocated to the account of Mr. White pursuant to the ESOP. Each ESOP participant has the right to direct the ESOP Trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as such, Mr. White may be deemed the beneficial owner of such shares.

(12)

Mr. White is the sole general partner of Maedgen & White, Ltd. and may be deemed to beneficially own the shares held by Maedgen & White, Ltd. As the sole general partner of Maedgen & White, Ltd., Mr. White has the power to vote the shares held by Maedgen & White, Ltd. The Agreement of Limited Partnership of Maedgen & White, Ltd. requires the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. before its general partner may dispose of the shares held by Maedgen & White, Ltd. Mr. White, directly and indirectly, controls approximately 77% of the limited partnership interests of Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd.

(13)	The Charles Eric Maedgen Exempt Estate Trust (the “Trust”) is a limited partner of Maedgen & White, Ltd. The Trust holds approximately 40% of the partnership interest in Maedgen & White, Ltd. Because the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. is required before the shares held by Maedgen & White, Ltd. may be sold, the Trust has the power to prevent the sale of the shares held by Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd. The Trust does not have voting power over, and disclaims beneficial ownership with respect to, the shares held by Maedgen & White, Ltd. Mr. White is the sole trustee of the Trust.

(14)	Comprised of 2,389,122 shares of common stock held by Maedgen & White, Ltd.

(15)	Includes 2,389,122 shares held by Maedgen & White, Ltd. Ms. White is the former spouse of Mr. White, our Chairman and Chief Executive Officer, and a limited partner of Maedgen & White, Ltd. Ms. White holds approximately 24% of the partnership interest in Maedgen & White, Ltd. Because the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. is required before the shares held by Maedgen & White, Ltd. may be sold, Ms. White has the power to prevent the sale of the shares held by Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd. Ms. White does not have voting power over, and disclaims beneficial ownership with respect to, the shares held by Maedgen & White, Ltd. Also includes 119,955 shares held by Ms. White in an individual retirement account. Ms. White’s address is c/o PlainsCapital Bank, 5010 University Ave., Lubbock, Texas 79413.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC, and furnish us with copies of the reports. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports received, and written representations from our directors and officers, we believe that all persons subject to reporting under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), timely filed all required reports pursuant to such section concerning our common stock in 2010 with the exception of one Form 4 that was filed late on behalf of Hill A. Feinberg, one of our Directors and Chief Executive Officer of First Southwest, related to the exercise of an employee stock option.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board of Directors and hold office until their successors are chosen and qualify. The following table sets forth the name, age and positions of each of our executive officers as of April 7, 2011:

Name	Age	Position
Alan B. White	62	Director, Chairman and Chief Executive Officer

Hill A. Feinberg	64	Director, Chief Executive Officer of First Southwest

James R. Huffines	60	President and Chief Operating Officer

John A. Martin	63	Executive Vice President, Chief Financial Officer

Todd Salmans	62	President and Chief Executive Officer of PrimeLending

Jerry Schaffner	53	President and Chief Executive Officer of PlainsCapital Bank

The biographies of our executive officers are as follows:

Alan B. White.    Please see the biography of Mr. White on page 11 of this Proxy Statement.

Hill A. Feinberg.    Please see the biography of Mr. Feinberg on page 10 of this Proxy Statement.

James R. Huffines.    Please see the biography of Mr. Huffines on page 10 of this Proxy Statement.

John A. Martin.    Prior to joining PlainsCapital, Mr. Martin most recently served as executive vice president and chief financial officer of Family Bancorp, Inc. Before joining Family Bancorp, from 2009 to 2010, Mr. Martin served as a consultant to a community bank, providing strategic planning services. Beginning in 2005, Mr. Martin served as chief financial officer of Texas Regional Bancshares, Inc. and later served as director of financial planning and analysis for BBVA Compass after its acquisition of Texas Regional Bancshares in 2006. Prior to joining Texas Regional Bancshares, Mr. Martin was a partner with Smith Frankhauser Voigt & Watson, PLLC, an accounting firm with a specialization in banking. Mr. Martin attended the University of Texas, where he received his Bachelor of Business Administration in Accounting. Mr. Martin is also a licensed CPA in the State of Texas.

Todd Salmans.    Mr. Salmans currently serves as the President and Chief Executive Officer of PrimeLending, a position he has held since January 1, 2011. Mr. Salmans is responsible for the strategic direction and day-to-day management of PrimeLending, including financial performance, compliance, business development, board and strategic partner communications and team development. He also serves as a member of PrimeLending’s Board of Directors. Mr. Salmans joined PrimeLending in 2006 as Executive Vice President and Chief Operating Officer, with responsibility over daily operations, loan processing and sales. He was promoted to President in April 2007. Mr. Salmans has over 30 year of experience in the mortgage banking industry. Prior to joining PrimeLending, he served as regional executive vice president of CTX/Centex, regional senior vice president of Chase Manhattan/Chase Home Mortgage Corp., and regional senior vice president of First Union National Bank/First Union Mortgage Corp. Mr. Salmans is currently a board member of the Texas Mortgage Bankers Association.

Jerry Schaffner.    Mr. Schaffner serves as the President and Chief Executive Officer of the Bank. He currently serves as a director of the Bank, PrimeLending, First Southwest and various other subsidiaries, and previously served as a director of PlainsCapital from 1993 until March 2009. Mr. Schaffner has over 25 years of banking experience and joined PlainsCapital in 1988 as part of its original management group. He received his Bachelor of Business Administration in Finance from Texas Tech University. Mr. Schaffner is a licensed Texas real estate broker.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee certifies that:

1.	It has reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of PlainsCapital;

2.	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to PlainsCapital; and

3.	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of PlainsCapital to enhance the compensation of any employee.

The foregoing report is provided by the following directors, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

A. Haag Sherman, Chairman

Tracy Bolt

Andrew Littlefair

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented elsewhere in this Proxy Statement.

Introduction and Summary

The purpose of this Compensation Discussion and Analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by: (i) the person who served as our principal executive officer during fiscal 2010; (ii) the persons who served as our principal financial officer during fiscal 2010; and (iii) our three most highly compensated executive officers, other than our principal executive officer or principal financial officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 31, 2010 with compensation during fiscal 2010 of $100,000 or more (the “Named Executive Officers”), and to explain the numerical and related information contained in the tables presented elsewhere in this Proxy Statement. For our 2010 fiscal year, our Named Executive Officers were:

•	Alan B. White, Chairman and Chief Executive Officer;

•

Allen Custard, who served as our Executive Vice President and Chief Financial Officer between July 1, 2009 and November 14, 2010 and now serves as our Executive Vice President, Corporate Development & Strategic Planning;

•	John A. Martin, who has served as our Executive Vice President and Chief Financial Officer since November 15, 2010;

•	Hill A. Feinberg, Director and Chief Executive Officer of First Southwest;

•	Roseanna McGill, who served as Chairman and Chief Executive Officer of PrimeLending during 2010 and now serves as Chairman of PrimeLending and Executive Vice President, Strategic Initiatives;

•	Jerry Schaffner, President and Chief Executive Officer of PlainsCapital Bank; and

•	James R. Huffines, President and Chief Operating Officer.

On January 1, 2011, Roseanna McGill relinquished the title of Chief Executive Officer of PrimeLending to Todd Salmans and continued to serve as Chairman of PrimeLending. Since November 15, 2010, Ms. McGill has served as Executive Vice President, Strategic Initiatives of PlainsCapital Corporation. Although not “named executive officers” under the rules of the SEC, we have included Todd Salmans and James R. Huffines as such in this Compensation Discussion and Analysis to provide a fuller understanding of our compensation philosophies and objectives.

Compensation Philosophy and Objectives

We have developed a compensation program for our Named Executive Officers designed to meet the following goals:

•	align the interest of executives and employees with those of our shareholders;

•	reward performance and further the long-term interests of our shareholders;

•	attract, motivate and retain executives and employees with competitive compensation for our industry and the labor markets in which we operate;

•	build and encourage ownership by our employees of our shares;

•	balance our short-term and long-term strategic goals;

•

mitigate risk and comply with applicable laws and regulations, including those of the TARP Capital Purchase Program (as defined below) and the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

•	account for factors unique to each business line of the Company.

Role of the Executive Officers in Determining Compensation

The Compensation Committee acts on behalf of our Board of Directors to establish the Company’s general compensation policies for our executive officers. The Board of Directors determines whether the Compensation Committee will make determinations as a committee or will make recommendations to the Board of Directors. In fiscal 2010, the Compensation Committee determined the compensation of our executive officers and delegated to senior executive officers compensation determinations for employees in their respective divisions.

Mr. White, our Chief Executive Officer, makes recommendations to the Compensation Committee concerning the compensation of those employees reporting directly to Mr. White. Mr. White does not, nor does any other member of our senior management, make recommendations on his or her own compensation. The Compensation Committee approves the compensation of the Chief Executive Officer in executive session, without any members of our senior management present.

Role of Compensation Consultants and Market Data

In setting competitive salary levels, the Compensation Committee is advised by Corporate Human Resources, which regularly evaluates current salary levels by surveying similar institutions in the U.S. For example, in determining compensation for fiscal 2009 and 2010, the Compensation Committee was advised that Corporate Human Resources reviewed: (i) the McLagan 2010 Regional Capital Markets Survey, (ii) the McLagan 2010 Residential Mortgage Banking – Executive Management & Production Survey, (iii) the Watson Wyatt 2010/2011 Survey Reports on Financial Institution Compensation, (iv) the Amalfi 2010 National Bank Officer Compensation Survey, (v) the Towers Perrin U.S. Financial Services Study, and (vi) the Hewitt Custom Survey. In addition, Corporate Human Resources may from time to time obtain comparative data from independent third party consultants.

In early 2010, the Compensation Committee retained Hewitt Associates as its independent consultant on executive and director compensation. In October 2010, Hewitt separated a portion of its executive compensation practice into Meridian Compensation Partners, LLC. The Compensation Committee continued its relationship with Meridian. Meridian’s engagement is to act as the Compensation Committee’s independent advisor on executive and director compensation and assist the Compensation Committee in the determination of the peer group, the compensation benchmarking process, and the review and establishment of compensation policies and programs for Named Executive Officers.

The Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method, and all decisions with respect to the Named Executive Officers’ compensation are made by the Company. The Compensation Committee has the final authority to retain and terminate the compensation consultant and evaluates the consultant annually. The Company has no relationship with Meridian (other than the relationship undertaken by the Committee), and therefore the Committee believes that the compensation consultant is independent.

In 2010, the Compensation Committee reviewed market benchmark data provided by Meridian on our Named Executive Officers and other executives of the Company. Meridian reviewed our total direct compensation levels, including base salary, annual cash bonuses, and equity-based compensation against compensation surveys of other diversified financial institutions. Additionally, Meridian provided proxy-reported executive compensation data for the following peer companies:

•	Boston Private Financial Holdings Inc.;

•	Capitol Bancorp LTD;

•	Cullen/Frost Bankers, Inc.;

•	First Financial Bancorp;

•	First Financial Bankshares Inc.;

•	FirstMerit Corporation;

•	International Bancshares Corp.;

•	MB Financial Inc.;

•	Pinnacle Financial Partners Inc.;

•	PrivateBancorp, Inc.;

•	Southside Bancshares Inc.;

•	SVB Financial Group;

•	Texas Capital BancShares Inc.;

•	Trustmark Corporation;

•	Whitney Holding Corporation; and

•	Wintrust Financial Corporation.

The peer group was developed based on the following screening criteria: total assets, net income, market value, location, employees, and business complexity. The Compensation Committee does not target executive compensation levels at any specific percentile, but rather uses market data as a general reference point in making compensation decisions, along with individual and company performance, internal equity, and other factors. Based upon Meridian’s analysis of executive compensation in 2010, the Compensation Committee determined that the compensation packages being offered are competitive.

TARP Capital Purchase Program

On December 19, 2008, we sold shares of our Series A and Series B Preferred Stock to the U.S. Treasury for approximately $87.6 million pursuant to the TARP Capital Purchase Program promulgated under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). As a participant in the TARP Capital Purchase Program, we are subject to executive compensation limits and other restrictions until we redeem the Series A and Series B Preferred Stock. Specifically, Section 111(b) of the EESA requires that we: (i) ensure that our incentive compensation does not encourage our Named Executive Officers to take unnecessary and excessive risks; (ii) obtain the return of any bonus or incentive paid to our Named Executive Officers based on materially inaccurate earnings statements or similar criteria; (iii) agree to prohibit any golden parachute payments to our Named Executive Officers; and (iv) agree not to deduct more than $500,000 each year of the remuneration paid to each person serving as our Chief Executive Officer or Chief Financial Officer during such year or to each of our next three most highly compensated employees during such year.

The ARRA was enacted on February 17, 2009. The ARRA includes a wide variety of programs intended to stimulate the U.S. economy and imposes certain new executive compensation and corporate governance obligations on all current and future TARP Capital Purchase Program participants, including us, until the institution has redeemed the preferred stock sold to the U.S. Treasury. The executive compensation restrictions under the ARRA (described herein) are more stringent than those in effect under the TARP Capital Purchase Program.

Pursuant to authority granted to the Secretary of the U.S. Treasury under the ARRA, on June 15, 2009, the U.S. Treasury adopted and made effective an interim final rule (the “Interim Rule”), which implemented and further expanded the limitations and restrictions imposed on TARP recipients (including us) concerning executive compensation and corporate governance by the TARP Capital Purchase Program and the EESA, as amended by the ARRA. The Interim Rule establishes standards including, but not limited to: (1) prohibitions on making golden parachute payments to senior executive officers and the next five most highly compensated employees during such time as any obligation arising from financial assistance provided under the TARP remains outstanding (the “Restricted Period”); (2) prohibitions on paying or accruing bonuses or other incentive awards for certain senior executive officers and employees, except for awards of long-term restricted stock with a value equal to no greater than 1/3 of the subject employee’s annual compensation that do not fully vest during the Restricted Period or unless such compensation is pursuant to a valid written employment contract prior to February 11, 2009; (3) requirements that TARP Capital Purchase Program participants provide for the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate, with the Secretary having authority to negotiate for reimbursement; and (4) the establishment of the Office of the Special Master of TARP Executive Compensation (the “Special Master”) to review the compensation structures and payments of, and to independently issue advisory opinions to, those banks that have participated in the TARP Capital Purchase Program with respect to compensation structures and payments made by those banks during the Restricted Period. If the Special Master finds that a TARP recipient’s compensation structure or payments that it has made to its employees are inconsistent with the purposes of the EESA or TARP, or otherwise contrary to the public interest, the Special Master may negotiate with the TARP recipient and the subject employee for appropriate reimbursements to the TARP recipient or the federal government.

The Interim Rule and the ARRA also set forth additional corporate governance obligations for TARP recipients, including requirements for semi-annual meetings of compensation committees of their boards of directors to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such compensation plans. TARP recipients are further required by the ARRA and the Interim Rule to have in place company-wide policies regarding excessive or luxury expenditures, permit non-binding shareholder “say-on-pay” proposals to be included in proxy materials, as well as require written certifications by the chief executive officer and chief financial officer with respect to compliance.

Compensation Program Structure and Elements

To the extent permitted by law, including the EESA as amended by the ARRA, our management compensation program is comprised of four elements: base salary, cash bonus, equity-based compensation, and other benefits.

•

Base Salary.  We pay base salary in order to recognize each Named Executive Officer’s unique value and historical contributions to our success in light of salary norms in the industry and the general marketplace; to match competitors for executive talent; to provide Named Executive Officers with sufficient, regularly paid income; and to reflect position and responsibility.

•

Cash Bonus.  To the extent permitted by law, we include an annual discretionary cash bonus as part of our management compensation program for all of our management team, including the Named Executive Officers. We believe this element of compensation (i) helps focus management on, and motivate management to achieve, key annual corporate objectives by rewarding the achievement of these objectives and (ii) is necessary to be competitive from a total remuneration standpoint. On March 18, 2009, pursuant to the EESA, as amended by the ARRA, our Compensation Committee adopted a resolution proscribing the payment of any bonuses to our five most highly compensated employees unless permitted under Section 111(b)(3)(D) of the EESA, as amended by the ARRA. Therefore, we anticipate each year during such time that we have any obligation provided under the TARP Capital Purchase Program outstanding, our five most highly compensated officers will not receive a discretionary bonus unless they are in the form of long-term restricted stock that complies with Section 111(b)(3)(D) of the EESA, as amended by the ARRA and the regulations promulgated thereunder, or to the extent that as of February 11, 2009, they were required pursuant to a legally binding right in an employment contract with us. The employment contracts of Messrs. White, Custard, Feinberg, Schaffner and Huffines provided, as of February 11, 2009, each of such Named Executive Officers a legally binding right to a bonus with respect to their 2010 and 2011 performance.

Annual cash bonuses are an integral component of compensation that link and reinforce executive decision-making and performance with our annual objectives. Prior to the action of our Compensation Committee to limit discretionary bonuses in accordance with the ARRA, our Compensation Committee exercised its discretion in awarding cash bonuses on an annual basis. The Compensation Committee’s determination of whether to award a discretionary bonus to each of the Named Executive Officers is based on a review by the Compensation Committee of both objective and subjective criteria but is not based upon any formal established objective criteria. Some of the objective criteria that are considered include: (i) loan growth, (ii) deposit growth, (iii) general and administrative expense control, (iv) profitability and (v) other income growth. Our Board of Directors and the members of the Compensation Committee meet periodically to evaluate our budget and overall performance, including the aforementioned criteria.

In March 2010, the Compensation Committee determined to pay bonuses to Messrs. White, Custard, Schaffner, Feinberg and McGill with respect to their performance during 2009, our budget and the Compensation Committee’s examination of our results for 2009. Pursuant to the EESA, as amended by the ARRA, and the regulations promulgated thereunder, the cash bonuses paid to Messrs. White and Feinberg were limited to the minimum bonus required to be paid to such individuals pursuant to their employment agreements with us. In addition, we determined to limit the cash bonuses paid to each of Messrs. Custard and Schaffner to the minimum bonus required to be paid to such individuals pursuant to their employment agreements with us.

In March 2011, the Compensation Committee determined to pay bonuses to Ms. McGill and Messrs. White, Custard, Feinberg, Schaffner, Huffines and Salmans with respect to their performance during 2010, our budget and the Compensation Committee’s examination of our results for 2010. Pursuant to the EESA, as amended by the ARRA, and the regulations promulgated thereunder, the cash bonuses paid to Messrs. White, and Feinberg were limited to the minimum bonus required to be paid to such individuals pursuant to their employment agreements with us. In addition, we determined to limit the cash bonuses paid to each of Messrs. Custard, Schaffner, and Huffines to the minimum bonus required to be paid to such individuals pursuant to their employment agreements with us.

•

Equity-Based Compensation.  Our equity-based compensation program is the primary vehicle for (i) aligning Named Executive Officers’ and other employees’ interests with the interests of our shareholders, (ii) offering long-term incentives and rewards to the Named Executive Officers and other employees, (iii) providing an incentive for retention of Named Executive Officers and employees and (iv) providing a competitive total compensation package.

Equity-based compensation is awarded pursuant to four incentive stock option plans that were established in 2001, 2003, 2005 and 2007 (the “Stock Option Plans”). The Stock Option Plans provide for the granting of stock options to our officers and key employees. Each of the 2001, 2003 and 2005 Stock Option Plans provide for option grants that could result in the issuance of up to 150,000 shares of our common stock, subject to increase or decrease in the event of a stock dividend or stock split. Our 2007 Stock Option Plan provides for option grants that could result in the issuance of up to 450,000 shares of our common stock, subject to increase or decrease in the event of a stock dividend or stock split.

On March 18, 2010, our Board of Directors approved a new stock option plan, the 2010 Long-Term Incentive Plan (the “2010 Plan”). The 2010 Plan is only effective until March 18, 2012. The 2010 Plan allows for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem. The 2010 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of accounting rules and federal tax laws). The 2010 Plan permits our five most highly compensated employees to only receive grants of restricted stock and restricted stock units that comply with Section 111(b)(3)(D) of the EESA and the regulations promulgated thereunder while we have any obligation provided under the TARP Capital Purchase Program outstanding. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2010 Plan is 1,000,000 shares.

As of April 4, 2011, a total of 181,281 shares were available for grant under the Stock Option Plans and 263,511 shares were available for grant under the 2010 Plan. The Compensation Committee administers the

Stock Option Plans. The Non-Reporting Person Equity Compensation Committee administers the 2010 Plan with respect to awards to our employees or prospective employees who are (or would be upon hiring) neither subject to the reporting requirements of Section 16 of the Exchange Act nor one of our five highly compensated employees, and the Compensation Committee administers the 2010 Plan with respect to all other matters. Subject to the terms of each Stock Option Plan and the 2010 Plan, the Compensation Committee or, with respect to the awards indicated above under the 2010 Plan, the Non-Reporting Person Equity Compensation Committee, determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. Awards under the Stock Option Plans and the 2010 Plan are based upon a review of both objective and subjective criteria and are not made upon any formal established objective goals. Since adoption of the resolution of our Compensation Committee on March 18, 2009, while we have any obligation provided under the TARP Capital Purchase Program outstanding, our five most highly compensated employees will only be permitted to receive discretionary equity-based compensation in the form of long-term restricted stock that complies with Section 111(b)(3)(D) of the EESA and the regulations promulgated thereunder.

In 2009, we adopted the PlainsCapital Corporation 2009 Long-Term Incentive Plan (the “2009 Plan”) to be effective as of the date that the U.S. Treasury’s preferred stock investment in us through the TARP Capital Purchase Program has been redeemed. The 2009 Plan was intended to replace each of our existing Stock Option Plans. Since the U.S. Treasury’s preferred stock investment in us through the TARP Capital Purchase Program has not been redeemed, the 2009 Plan is not currently in effect, and no awards may be granted pursuant to the 2009 Plan. The 2009 Plan is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward, and retain the services of key employees and outside directors. The 2009 Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem. The 2009 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of key employees and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of accounting rules and federal tax laws). Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2009 Plan is 4,000,000 shares

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Other Benefits.  Our Named Executive Officers also either participate in, or are eligible to participate in, our other benefit plans and programs on the same terms as other employees, including the PlainsCapital Corporation 401(k) Plan (the “401(k) Plan”), the ESOP, medical, dental and vision insurance, term life insurance, short-term disability insurance, and long-term disability insurance. Additionally, Messrs. White, Schaffner and Huffines participate in the PlainsCapital Bank Supplemental Executive Pension Plan (the “SEPP”). These benefits enable us to match competitors and retain talent.

The 401(k) Plan is a qualified 401(k) savings and retirement plan. All of our employees, including the Named Executive Officers, are generally eligible to participate in the 401(k) Plan. To encourage retirement savings under the 401(k) Plan, we provide a discretionary employer matching contribution equal to a percentage of the participants’ elective deferrals. Under the terms of the 401(k) Plan for 2010, eligible employees were permitted to defer up to $16,500 of their eligible pay, and in 2010, we made a matching contribution of 50% of the first 5% of eligible pay deferred by each eligible employee under the 401(k) Plan.

The ESOP was established in 2004 as a non-contributory qualified plan and provides for the granting of our common stock to eligible employees who have remained with us through the end of each year. The ESOP Committee administers the ESOP and makes recommendations to the Compensation Committee with respect to the annual discretionary contribution. This annual discretionary contribution to the ESOP goes toward a release of shares to be allocated to participant accounts, including those of the Named Executive Officers. With respect to 2009 compensation, we contributed in 2010 approximately $1.5 million, and released approximately 44,845 shares into the ESOP, on behalf of eligible participants. With respect to 2010 compensation, we contributed in 2011 approximately $1.6 million, and will release approximately 43,486 shares into the ESOP, on behalf of eligible participants.

Stock is allocated to the account of each eligible participant in the ESOP annually based upon eligible compensation paid to each eligible participant. Qualified plans, such as the ESOP, are required to report account values on an annual basis under the Employer Retirement Income Security Act. Solely for this purpose, the ESOP trustee obtained an independent appraisal of the shares of our common stock held in the ESOP. As of December 31, 2009, the value of the shares of common stock held in the ESOP was determined to be $11.26 per share. Because there is no established public trading market for shares of our common stock, this value obtained for ESOP purposes may not reflect the actual market value of a share of our common stock.

More information on the terms of our SEPP is provided under the section entitled “Pension Benefits” below.

In addition to the foregoing, our compensation program takes into account a variety of factors unique to our organizational structure and business. Our senior management team manages an enterprise significantly more complex than a traditional bank holding company. Each of our three distinct business lines has a different area of focus and competes in different industries. In particular, we permit a decentralized approach to compensation, giving senior management the necessary discretion within their business lines to compensate professionals and staff consistent with industry norms for that business segment. In addition, each of these business lines is regulated by different regulators (in some cases, multiple regulators), and has different capital requirements and different compensation structures. This means that professionals within the First Southwest business segment will be compensated differently than those of the Bank, given the differences in the industries in which First Southwest and the Bank compete. Senior management of the Company must have an understanding of each of these industries, make capital allocation decisions among them and manage them as an overall whole, while also assisting the senior management of each business segment to fulfill its managerial responsibilities to its respective business segment. Accordingly, while banking comparables are helpful in providing guidance to the Compensation Committee, the Compensation Committee will also consider the compensation structure and inputs relating to other industries, including investment banking, mortgage banking and diversified financial service companies that cover banking and other financial services.

Reasonableness of Compensation

It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels.

After considering all components of the compensation paid to the Named Executive Officers, the Compensation Committee has determined that such compensation is reasonable and is not excessive. The Compensation Committee has also reviewed our compensation policies and practices for all of our executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on us.

The Compensation Committee has reviewed each of our Named Executive Officer compensation plans and determined that each of such plans does not encourage our Named Executive Officers to take unnecessary and excessive risks that threaten our value. By aligning the interests of our Named Executive Officers with longer-term interests of our shareholders, these plans do not encourage the manipulation of our reported earnings.

Tax Code Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a corporate income tax deduction for executive compensation paid to its principal executive officer or any of its three other highest compensated officers (other than the principal executive officer and the principal financial officer) in excess of $1 million per year unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m). As a condition to our participation in the TARP Capital Purchase Program, we agreed not to claim any deduction for remuneration for federal income tax purposes in excess of $500,000 for our Named Executive Officers that would not be deductible if Section 162(m)(5) of the Code were applied to us. Our Compensation Committee believes that the compensation arrangements with certain of our Named Executive Officers will exceed the limits on deductibility during the current fiscal year.

Compensation Information

Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our Named Executive Officers during each of the past three fiscal years. This table and the accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Summary Compensation Table

Fiscal Years 2008, 2009 and 2010

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Option Awards ($)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Alan B. White	2010	$1,291,667	$552,222	$608,882	(5)	—	—	$1,286,333	$141,093	$3,880,197
(Chairman and
Chief Executive	2009	$1,000,000	$476,667	—		—	—	$652,901	$148,206	$2,277,774
Officer)
	2008	$1,350,000	$680,000	$1,700,000		—	—	$348,237	$921,620	$4,999,857
Allen Custard (Former	2010	$301,250	$200,000	$63,350	(5)	—	—	—	$27,805	$592,405
Executive Vice President and Chief Financial Officer) (6)	2009	$241,635	$200,000	—		—	—	—	$16,163	$457,798
John A. Martin (Executive Vice President and Chief Financial Officer) (7)	2010	$56,875	—	$112,600	(8)	—	—	—	$4,742	$174,217
Hill A. Feinberg	2010	$240,001	$1,008,666	$126,700	(5)	—	—	—	$31,832	$1,407,199
(Chief Executive
Officer of First	2009	$240,924	$1,031,667	—		—	—	—	$25,362	$1,297,953
Southwest)
	2008	$7,385	$139,700	$408,000		—	—	—	$1,938	$557,023
Roseanna McGill	2010	$604,167	$150,000	$316,750	(9)	—	—	—	$23,257	$1,094,174
(Former Chief
Executive	2009	$375,000	$500,000	—		—	—	—	$31,626	$906,626
Officer of Prime
Lending)	2008	$281,250	$128,000	—		—	—	—	$25,891	$435,141
Jerry Schaffner	2010	$486,667	$223,333	$253,400	(5)	—	—	$105,083	$71,483	$1,139,966
(President and
Chief Executive	2009	$420,000	$210,000	—		—	—	$92,502	$83,405	$805,907
Officer of
PlainsCapital	2008	$386,458	$235,000	$510,000		—	—	$54,091	$277,005	$1,462,554
Bank)
James R. Huffines	2010	$358,367	$94,444	$382,860	(10)	—	—	$259,803	$80,778	$1,176,252
(President and Chief Operating Officer)

(1)	For each Named Executive Officer in 2010, represents a bonus earned during 2010 but paid in March 2011. For each Named Executive Officer in 2009, represents a bonus earned during 2009 but paid in March 2010. For Named Executive Officers in 2008, for Messrs. White and Schaffner and Ms. McGill, represents a bonus earned during 2008 but paid in February 2009, and for Mr. Feinberg, represents a bonus earned during the three months ended December 31, 2008 and paid in November 2009.

(2)	Reflects the grant date fair values of deferred share awards calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”). In accordance with SEC Rules promulgated in December 2009, amounts for fiscal year 2008 have been recomputed in accordance with ASC Topic 718 to show the grant date fair value and assume a fair market value of our common stock of $11.33 per share, the value per share of our common stock imputed in the Merger Agreement. We granted Messrs. White and Schaffner 150,000 and 45,000 shares of our restricted stock on December 17, 2008, and Mr. Feinberg 36,000 shares of our restricted stock on December 31, 2008. Subject to certain exceptions, the shares of restricted stock vest ratably over a seven-year period.

(3)	For each Named Executive Officer participating in the SEPP, includes the aggregate change in the actuarial present value of the Named Executive Officer’s accumulated benefit under the SEPP.

(4)	The table following these footnotes is a breakdown of all other compensation included in the “Summary Compensation Table” for Named Executive Officers.

(5)	Represents the grant date fair value of restricted stock units granted on April 1, 2010, based upon a stock price of $12.67 per share, the appraised value of our common stock computed as of December 31, 2008 in our ESOP valuation.

(6)	Mr. Custard served as our Executive Vice President and Chief Financial Officer between July 1, 2009 and November 14, 2010. Effective November 15, 2010, Mr. Custard began serving as our Executive Vice President, Corporate Development & Strategic Planning.

(7)	Effective November 15, 2010, Mr. Martin began serving as our Executive Vice President and Chief Financial Officer.

(8)	Represents the grant date fair value of restricted stock units granted on November 15, 2010, based upon a stock price of $11.26 per share, the appraised value of our common stock computed as of December 31, 2009 in our ESOP valuation.

(9)	Represents the grant date fair value of restricted stock granted on April 1, 2010, based upon a stock price of $12.67 per share, the appraised value of our common stock computed as of December 31, 2008 in our ESOP valuation.

(10)	Represents the grant date fair value of restricted stock units granted on April 1, 2010, based upon a stock price of $12.67 per share, the appraised value of our common stock computed as of December 31, 2008 in our ESOP valuation, and restricted stock granted on November 15, 2010, based upon a stock price of $11.26 per share, the appraised value of our common stock computed as of December 31, 2009 in our ESOP valuation.

All Other Compensation

Name and Principal Position	Year	Perquisites and Other Personal Benefits (1)	Gross-ups or Other Amounts Reimbursed for the Payment of Taxes (2)	Company Contributions to Defined Contribution Plans (3)	Life Insurance Policies (4)	Director Fees (5)	Total All Other Compensation
Alan B. White	2010	$74,581	—	$16,293	$13,919	$36,300	$141,093
	2009	$87,455	—	$16,293	$8,558	$35,900	$148,206
	2008	$80,609	$800,000	$15,295	$5,016	$20,700	$921,620
Allen Custard	2010	—	—	$12,713	$2,292	$12,800	$27,805
	2009	—	—	$8,250	$1,213	$6,700	$16,163
John A. Martin	2010	—	—	$2,272	$1,020	$1,450	$4,742
Hill A. Feinberg	2010	—	—	$8,250	$6,582	$17,000	$31,832
	2009	—	—	$8,250	$1,512	$15,600	$25,362
	2008	—	—	$1,938	—	—	$1,938
Roseanna McGill	2010	—	—	$6,125	$6,582	$10,550	$23,257
	2009	$12,667	—	$6,125	$1,384	$11,450	$31,626
	2008	—	—	$5,750	$1,591	$18,550	$25,891
Jerry Schaffner	2010	$36,395	—	$16,293	$5,995	$12,800	$71,483
	2009	$50,217	—	$16,293	$3,445	$13,450	$83,405
	2008	$35,391	$202,500	$15,295	$2,169	$21,650	$277,005
James R. Huffines	2010	$46,217	—	$16,293	$7,968	$10,300	$80,778

(1)	2010. For Mr. White, includes $36,000 we paid for a car allowance, $34,737 we paid in club expenses and the incremental cost for the personal use of PlainsCapital automobiles. For Mr. Schaffner, includes $24,000 we paid for a car allowance, $11,395 we paid in club expenses and the incremental cost for the personal use of PlainsCapital automobiles. For Mr. Huffines, includes $24,000 we paid for a car allowance, $13,950 we paid for relocation expenses and $8,267 we paid in club expenses.

(2)	Represents gross-ups paid to each of Messrs. White and Schaffner, respectively, on shares of restricted stock granted to them in 2008.

(3)	2010. For Messrs. White, Schaffner, and Huffines, includes PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $6,125 and PlainsCapital’s contribution to the ESOP in the amount of $10,168 in each of their names. For Mr. Martin and Ms. McGill, includes PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $6,125 and $2,272, respectively. For Mr. Custard, includes PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $3,375 and PlainsCapital’s contribution to the ESOP in the amount of $9,338.

2009. For Messrs. White and Schaffner, includes PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $6,125 and PlainsCapital’s contribution to the ESOP in the amount of $10,168 in each of their names. For Ms. McGill and Messrs. Custard and Feinberg, represents PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $6,125, $8,250, and $8,250, respectively.

2008. For each of Messrs. White and Schaffner, includes PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $5,750 and PlainsCapital’s contribution to the ESOP in the amount of $9,545 in each of their names. For Ms. McGill and Mr. Feinberg, represents PlainsCapital’s matching contribution on the 401(k) Plan in the amount of $5,750 and $1,938, respectively.

(4)	2010. For Messrs. White, Feinberg, Schaffner and Ms. McGill, includes $924 paid for basic life insurance and $510 paid for long-term disability insurance. For Messrs. White and Feinberg and Ms. McGill, includes $5,148 paid for group term life insurance, and for Mr. Schaffner, includes $1,794 paid for group term life insurance. For Messrs. White, Schaffner, and Huffines, includes $7,337, $2,766 and $3,405, respectively, paid for Bank Owned Life Insurance (BOLI). For Mr. Custard, includes $792 paid for basic life insurance, $510 paid for long-term disability insurance, and $990 paid for group term life insurance. For Mr. Martin, includes $143 paid for basic life insurance, $85 paid for long-term disability insurance and $792 paid for group term life insurance. For Mr. Huffines, includes $878 paid for basic life insurance, $510 paid for long-term disability insurance, and $3,175 paid for group term life insurance.

2009. For each of Ms. McGill and Messrs. White and Schaffner, includes $216 paid for basic life insurance and $394 paid for long-term disability insurance. For Mr. White, includes $6,760 paid for BOLI and $1,188 paid for group term life insurance. For Messrs. Custard and Feinberg, includes $1,213 and $1,512, respectively, paid for life insurance. For Mr. Schaffner, includes $2,421 paid for BOLI and $414 paid for group term life insurance. For Ms. McGill, includes $414 paid for group term life insurance.

2008. For each of Ms. McGill and Messrs. White and Schaffner, includes $334 paid for basic life insurance and $483 paid for long-term disability insurance. For Mr. White, includes $3,425 paid for BOLI and $774 paid for group term life insurance. For Mr. Feinberg, includes $1,512 paid for life insurance. For Mr. Schaffner, includes $938 paid for BOLI and $414 paid for group term life insurance. For Ms. McGill, includes $774 paid for group term life insurance.

(5)	2010. Messrs. White and Feinberg each received $14,500 for serving on the Board of Directors of PlainsCapital during 2010. Messrs. White, Custard, Martin, Feinberg, McGill, Schaffner and Huffines received director fees in the amount of $21,800, $12,800, $1,450, $2,500, $10,550, $12,800 and $10,300, respectively, for services on the boards of directors of subsidiaries of PlainsCapital during 2010.

2009. Each of Ms. McGill and Mr. Schaffner was a director of PlainsCapital until March 18, 2009, and received $600 for attending the PlainsCapital Board of Directors meeting held in January. Each of Messrs. White and Feinberg was a director of PlainsCapital throughout 2009 and received $15,600 for attending the PlainsCapital Board of Directors meetings held throughout 2009. Also includes director fees paid to Messrs. White, Custard, Schaffner and McGill for service on the boards of directors of subsidiaries of PlainsCapital in the amount of $16,800, $6,700, $12,850 and $10,850.

2008. During 2008, each of Ms. McGill and Messrs. White and Schaffner was a director of PlainsCapital and was paid $600 for each regularly scheduled Board of Directors meeting such director attended and $1,200 for attending the Board of Directors meeting held in December. Also includes director fees paid to Messrs. White and Schaffner and Ms. McGill for service on the boards of directors of subsidiaries of PlainsCapital in the amount of $15,300, $16,500, $16,250, and $13,750.

Grants of Plan-Based Awards

The following table sets forth each Plan-based award granted to our Named Executive Officers during the year ended December 31, 2010.

Grants of Plan-Based Awards Table

Fiscal Year 2010

Name	Grant Date	Number of Shares Underlying Restricted Stock	Number of Shares Underlying Restricted Stock Units
Alan B. White	4/1/2010		48,057

Allen Custard	4/1/2010		5,000

John Martin	11/15/2010		10,000

Hill A. Feinberg	4/1/2010		10,000

Roseanna McGill	4/1/2010	25,000

Jerry Schaffner	4/1/2010		20,000

James R. Huffines	4/1/2010		8,000

	11/15/2010	25,000

Narrative disclosure regarding Summary Compensation Table and Grants of Plan-Based Awards Table.

Effective January 1, 2009, we entered into employment agreements with five of our Named Executive Officers: Alan B. White, Allen Custard, Jerry Schaffner, Hill A. Feinberg and James R. Huffines, and in 2010 we entered into employment agreements with Roseanna McGill and John Martin. The current employment agreements of Messrs. White and Schaffner are effective for three years, from January 1, 2009 until December 31, 2011. The employment agreements of Messrs. Feinberg, Custard and Huffines have an initial term of two years, from December 31, 2008 to December 31, 2010, and automatically renewed for a one-year term expiring December 31, 2011. The employment agreement for Ms. McGill is effective from April 1, 2010 until December 31, 2011. The employment agreement for Mr. Martin is effective from November 15, 2010 until December 31, 2011. These employment agreements automatically renew, unless we or the Named Executive Officer elects not to renew the agreement. For Messrs. White and Schaffner, such renewal period is three years. For Messrs. Custard, Martin, Feinberg, Huffines and Ms. McGill, such renewal period is one year. The employment agreements between us and our Named Executive Officers provide for the following benefits:

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Base salary.  Messrs. White, Custard, Martin, Feinberg, Schaffner and Huffines and Ms. McGill are entitled to an annual base salary, which is reviewed and adjusted at least annually. Such base salary may not be reduced except as mandated by the executive compensation restrictions of the EESA or the ARRA. As of December 31, 2010, Messrs. White, Feinberg, Schaffner, Huffines, Custard, Martin and Ms. McGill were entitled to an annual base salary of $1,350,000, $240,000, $500,000, $650,000, $300,000, $325,000 and $650,000, respectively.

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Bonus.  Subject to the executive compensation restrictions of the EESA and the ARRA, Messrs. White, Custard, Martin, Feinberg, Schaffner, and Huffines and Ms. McGill are each eligible to receive a discretionary annual bonus as determined in the sole discretion of the Board of Directors. However, the annual bonus for Messrs. White, Custard, Feinberg, Schaffner and Huffines cannot be less than the average annual bonus paid to the Named Executive Officer over the three prior calendar years. The average annual bonus paid to Messrs. White, Custard Feinberg, Schaffner and Huffines over the three prior calendar years are approximately $570,000, $183,000, $892,000, $223,000, and $94,000, respectively.

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Restricted stock.  Upon the execution of the employment agreements in December 2008, Messrs. White, Custard, Feinberg, Schaffner and Huffines were granted shares of restricted common stock. Such grants are subject to the terms and conditions of the restricted stock award agreement between us and the Named Executive Officer. Messrs. White, Custard, Feinberg, Schaffner and Huffines were granted 150,000 shares, 5,000 shares, 36,000 shares, 45,000 shares, and 10,000 shares respectively. Each grant vests ratably over a seven-year period, with such vesting accelerated in full in the event of a “change in control” or “initial public listing,” each as defined in the restricted stock award agreement. Upon the execution of her employment agreement in April of 2010, Ms. McGill was granted 25,000 shares of restricted common stock, which fully vest on the fifth anniversary of the date of grant, or, if earlier, upon a “change in control” or “initial public listing” (as defined in the restricted stock award agreement). Upon the execution of his employment agreement in November of 2010, Mr. Martin was granted 10,000 restricted stock units, which fully vest on the fifth anniversary of the date of grant, or, if earlier, upon a “change in control” (as defined in the restricted stock unit agreement).

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Reimbursement of expenses.  We are required to reimburse Messrs. White, Custard, Martin, Feinberg, Schaffner and Huffines and Ms. McGill for all out-of-pocket expenses incurred by the Named Executive Officer in the course of his or her duties, in accordance with our reimbursement policy.

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Executive benefits.  Messrs. White, Custard, Martin, Feinberg, Schaffner and Huffines and Ms. McGill are entitled to participate in the employee benefit plans generally available to our employees and to all normal perquisites provided to our similarly situated employees.

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Supplemental pension benefits.  Messrs. White, Schaffner and Huffines are entitled to participate in our SEPP, and the SEPP cannot be amended in a manner adverse to Messrs. White, Schaffner or Huffines without their prior written consent.

•	BOLI agreement. We are required to maintain and pay insurance premiums on the bank owned life insurance policies with respect to Messrs. White, Schaffner and Huffines.

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Club membership.  We are required to provide Messrs. White and Schaffner with country club membership benefits. Following their termination of employment, Messrs. White, and Schaffner are entitled to purchase the country club membership from us for the fair market value of the membership interest. We are also required to provide Messrs. Feinberg, Custard and Martin with reasonable access to a club for business use, as approved by our President and Chief Executive Officer, and to provide Mr. Huffines and Ms. McGill with reasonable access to a country club or luncheon club for business use.

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Automobile allowance.  We are required to provide Messrs. White, Schaffner and Huffines with a monthly automobile allowance to cover the monthly costs associated with the leasing or purchasing of an automobile. Messrs. White, Schaffner and Huffines are entitled to a monthly automobile allowance of $3,000, $2,000, and $2,000 respectively.

•	Use of employer’s aircraft. Messrs. White and Schaffner are entitled to use our corporate aircraft, under terms and conditions consistent with our past practices.

Equity-based compensation is also awarded to the Named Executive Officers pursuant to the Stock Option Plans. Each of Messrs. White, Custard, Martin, Schaffner and Huffines and Ms. McGill also participates in the ESOP. Shares of our common stock are annually allocated to the account of each Named Executive Officer participating in the ESOP based upon eligible compensation paid to each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the total outstanding equity awards as of December 31, 2010 for each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End Table

Fiscal Year 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan B. White	12,960 (2)	—	—	$6.6937	2/20/2012	107,143 (3)	$1,206,430	—	—
	7,200 (4)	—	—	$10.8806	4/1/2015	48,057 (5)	$541,122	—	—
Allen Custard	—	—	—	—	—	10,715 (6)	$120,651	—	—
						5,000 (5)	$56,300	—	—
John A. Martin	—	—	—	—	—	10,000 (5)	$112,600	—	—
Hill A. Feinberg	56,508 (7)	—	—	$4.9133	10/31/2011	25,715 (6)	$289,551	—	—
						10,000 (5)	$112,600	—	—
Roseanna McGill	—	—	—	—	—	25,000 (8)	$281,500	—	—
Jerry Schaffner	5,832 (2)	—	—	$6.6937	2/20/2012	32,143 (3)	$361,930	—	—
	7,200 (4)	—	—	$10.8806	4/1/2015	20,000 (5)	$225,200	—	—
James R. Huffines	2,592 (9)	—	—	$6.6937	1/2/2012	21,429 (6)	$241,291	—	—
	5,184 (2)	—	—	$6.6937	2/20/2012	25,000 (10)	$281,500	—	—
	5,400 (4)	—	—	$10.8806	4/1/2015	8,000 (5)	$90,080	—	—

(1)	The market value of each share of stock is calculated based upon a stock price of $11.26 per share, the appraised value of our common stock computed as of December 31, 2009 in our ESOP valuation.

(2)	Options were granted on February 20, 2002, and all options vested six months following the date of grant.

(3)

Represents shares of our restricted stock awarded on December 17, 2008. These shares vested or will vest in equal installments, rounded down to the nearest whole number to avoid the issuance of any fractional shares, over a seven-year-period, beginning with the first anniversary of the date of grant, December 17, 2009, and continuing each 17th day of December until December 17, 2015. Vesting of these shares accelerates upon a “change in control” or an “initial public listing” of our common stock.

(4)	Options were granted on April 1, 2005, and all options vested six months following the date of grant.

(5)	Represents restricted stock units awarded on April 1, 2010. These restricted stock units will vest, and an equal number of shares of original common stock will be deliverable, upon the fifth anniversary of the date of grant, April 1, 2015. Vesting of these restricted stock units accelerates upon a “change in control.”

(6)

Represents shares of our restricted stock awarded on December 31, 2008. These shares vested or will vest in equal installments, rounded down to the nearest whole number to avoid the issuance of any fractional shares, over a seven-year period, beginning with the first anniversary of the date of grant, December 31, 2009 and continuing each 31st day of December until December 31, 2015. Vesting of these shares accelerates upon a “change in control” or “initial public listing” of our common stock.

(7)	Options were granted on December 31, 2008 pursuant to our acquisition of First Southwest, and all options were vested on the date of grant. 14,127 of such options (“Feinberg Earnout Options”) are subject to the earnout provisions of the Merger Agreement. The Feinberg Earnout Options are currently exercisable, but Mr. Feinberg may not receive the shares underlying the Feinberg Earnout Options until January 31, 2013, and the number of shares that he will receive upon exercise of the Feinberg Earnout Options, if any, is subject to reduction in accordance with the terms of the Merger Agreement.

(8)	Represents shares of restricted stock awarded on April 1, 2010. These restricted stock units will vest upon the fifth anniversary of the date of grant, April 1, 2015. Vesting of these shares accelerates upon a “change in control” or “initial public listing” of our common stock.

(9)	Options were granted on January 1, 2002, and all options vested July 1, 2002.

(10)	Represents shares of restricted stock awarded on November 15, 2010. These shares vest upon the fifth anniversary of the date of grant, November 15, 2015. Vesting of these restricted stock units accelerates upon a “change in control” or “initial public listing” of our common stock.

Option Exercises and Stock Vested in 2010

The following table summarizes the option exercises and vesting of stock during the fiscal year ended December 31, 2010 for each Named Executive Officer.

Option Exercises and Stock Vested

Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Alan White	—	—	21,429	$241,291
Allen Custard	—	—	2,143	$24,130
John A. Martin	—	—	—	—
Hill A. Feinberg	70,650	$679,182 (3)	5,143	$57,910
Roseanna McGill	—	—	—	—
Jerry Schaffner	—	—	6,429	$72,391
James R. Huffines	—	—	4,286	$48,260

(1)	The market value of each share of stock is calculated based upon a stock price of $12.67 per share, the appraised value of our common stock computed as of December 31, 2008 in our ESOP valuation. For the value realized on exercise of option awards, equals the market value less the exercise price paid.

(2)	The market value of each share of stock is calculated based upon a stock price of $11.26 per share, the appraised value of our common stock computed as of December 31, 2009 in our ESOP valuation.

(3)	Option was exercised on January 31, 2010 upon payment of an exercise price of $3.0567 per share.

Pension Benefits Table

Fiscal Year 2010

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alan B. White	PlainsCapital Bank Supplemental Executive Pension Plan	18	$4,621,201	—
Allen Custard	—	—	—	—
John A. Martin	—	—	—	—
Hill A. Feinberg	—	—	—	—
Roseanna McGill	—	—	—	—
Jerry Schaffner	PlainsCapital Bank Supplemental Executive Pension Plan	10	$469,522	—
James R. Huffines	PlainsCapital Bank Supplemental Executive Pension Plan	9	$669,112	—

We offer a noncontributory, nonqualified supplemental executive retirement plan, the SEPP, to 10 executives and senior officers, including several of the Named Executive Officers. The SEPP is intended to assist us in attracting and retaining key executive talent by supplementing the retirement benefits available under our qualified retirement plans. Retirement benefits payable under the SEPP are based on the participant’s average annual compensation and years of service. For participants who began participating in the SEPP on or after January 1, 2001, the normal retirement benefit is calculated as two percent (2%) of the participant’s average annual compensation multiplied by the participant’s number of full years of participation in the SEPP (rounded up in some circumstances to account for half-years), up to a maximum of 15 years. For participants who began participating in the SEPP prior to January 1, 2001, the normal retirement benefit is calculated as the greater of: (i) the formula set forth in the preceding sentence or (ii) sixty percent (60%) of the participant’s average annual compensation offset by amounts attributable to employer contributions to the Company’s qualified plans and benefits payable under Social Security and multiplied by a fraction representing the participant’s number of full years of participation in the SEPP (rounded up in some circumstances to account for half-years) over 15 (or if less, the maximum number of years the participant could have completed if he remained in the SEPP until age 65). Average annual compensation for purposes of the SEPP means the average base salary, excluding bonuses, paid to the participant over the participant’s highest paid three-year period occurring within the nine years before the participant’s termination of employment.

Participants are entitled to payment of benefits under the SEPP in the event of a termination of employment, including terminations due to death or disability; however, a participant’s benefits will be forfeited if the participant’s employment is terminated by us for “cause” as defined in the SEPP. In the event of death, payment will only be made to the participant’s spouse, if any, and will be limited to 50% of the accrued benefit. Participants who were under age 60 on December 31, 2009 will be entitled to receive their benefits in installments following termination of employment, and unpaid installments remain subject to forfeiture in the event of a violation of restrictive covenants related to confidentiality, competition, and solicitation of employees. Participants who have attained age 60 on or before December 31, 2009 will receive their benefits in a lump sum payment. A participant’s benefits are assumed to begin at the participant’s normal retirement age of 65. If a participant terminates with us, other than by death or disability, at an earlier date, his or her benefits will be adjusted to reflect the early or late retirement, as the case may be.

We amended the SEPP in December 2008 and again in February 2009 to comply with Section 409A of the Code, which governs non-qualified deferred compensation, and the requirements of the U.S. Treasury’s TARP Capital Purchase Program.

Potential Payments Upon Termination or Change in Control

Employment agreements between us and our Named Executive Officers generally provide that each Named Executive Officer may be terminated at any time, without severance, by the Named Executive Officer voluntarily or by us with Cause (as defined below).

Notwithstanding anything described herein, if a Named Executive Officer is considered a “specified employee” for purposes of Section 409A of the Code at the time of his or her termination of employment, other than in the case of a termination of employment due to the Named Executive Officer’s death, the payments and benefits provided upon such termination of employment may be subject to a six month delay to the extent such payments and benefits are subject to Section 409A of the Code.

Termination by Us with Cause

In the event that a Named Executive Officer’s employment is terminated by us with Cause, or by the Named Executive Officer’s voluntary termination of employment with us (in the case of Messrs. White and Schaffner only, without Good Reason (as defined below)), then, subject to the executive compensation restrictions of the EESA and the ARRA, upon such termination of employment, the Named Executive Officer would be entitled to:

•

the Named Executive Officer’s base salary through the effective date of such termination of employment at the annual rate in effect at the time notice of termination is given, payable within 10 business days after the effective date of such termination of employment;

•

any annual bonus earned as defined in the bonus plan but unpaid as of the effective date of such termination of employment for any previously completed fiscal year, payable within 10 business days after the effective date of such termination of employment;

•

all earned and unpaid and/or vested, nonforfeitable amounts owing or accrued at the effective date of such termination of employment under any of our compensation and benefit plans, programs, and arrangements in which the Named Executive Officer participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

•	reimbursement for any unreimbursed business expenses properly incurred by the Named Executive Officer in accordance with our policy prior to the effective date of such termination of employment.

Termination by Us without Cause

In the event that a Named Executive Officer’s employment is terminated by (a) us without Cause (other than pursuant to a Change in Control (as defined below)), or (b) us giving the Named Executive Officer notice of our intention to not renew his or her employment agreement and terminating the Named Executive Officer without Cause within 90 days after termination of the employment agreement, or (c) in the case of Messrs. White and Schaffner only, the Named Executive Officer’s termination of employment with us with Good Reason (other than pursuant to a Change in Control), then, subject to the executive compensation restrictions of the EESA and the ARRA, upon such termination of employment and conditioned upon the Named Executive Officer executing a release of claims, the Named Executive Officer would be entitled to:

•	the amounts payable upon a termination by us for Cause as described above; and

•

a cash amount equal to a multiple of the sum of (i) the annual base salary rate of the Named Executive Officer immediately prior to the effective date of such termination of employment, and (ii) the average bonus paid to the Named Executive Officer in respect of the three calendar years immediately preceding the year of termination of employment. For Messrs. White and Schaffner, such severance multiple is equal to three (3) and the amount would be payable in 36 equal monthly installments (without interest) beginning on the first day of the month following the effective date of such termination of employment. For Messrs. Custard, Martin, Feinberg, Huffines and Ms. McGill, such severance multiple is equal to one (1) and the amount would be payable in a lump-sum payment within 60 days following the effective date of such termination of employment.

Messrs. White and Schaffner also would be entitled to the following benefits:

•

a cash lump sum amount equal to (A) the Named Executive Officer’s annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which equals the number of days the Named Executive Officer was employed by us during the year in which the effective date of such termination of employment occurs, and the denominator of which equals 365, payable within 10 business days after the effective date of such termination of employment;

•

continued participation for the Named Executive Officer and his or her dependents in our medical, dental, group life and long term disability plans, at our expense, for a period of two years following the termination of employment, or, if earlier, the date the Named Executive Officer becomes eligible to participate in comparable welfare plans maintained by a subsequent employer; or if continued participation is not permitted under the terms of the plans, equivalent coverage or a cash payment that, after all income and employment taxes on that amount, would be equal to the cost to the Named Executive Officer of obtaining such medical, dental, group life and long term disability benefit coverage; and

•

full vesting of all outstanding stock options then held by the Named Executive Officer, with the option to receive a cash payment equal to the then difference between the option price and the current fair market value of the stock as of the effective date of such termination of employment in lieu of the right to exercise such options.

Termination Because of Death or Disability

In the event that a Named Executive Officer’s employment is terminated due to his or her death or disability, then, subject to the executive compensation restrictions of the EESA and the ARRA, the Named Executive Officer (or his or her estate) would be entitled to:

•	the amounts payable upon a termination by us for Cause as described above.

Messrs. White and Schaffner also would be entitled to the following benefits:

•

a cash lump sum amount equal to (A) the Named Executive Officer’s annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which equals the number of days the Named Executive Officer was employed by us during the year in which the effective date of such termination of employment occurs, and the denominator of which equals 365, payable within 10 business days after the effective date of such termination of employment.

Termination Upon Change in Control

In the event that a Named Executive Officer’s employment is terminated by (a) us without Cause within the 24 months immediately following, or the six months immediately preceding, a Change in Control, (b) the Named

Executive Officer’s termination of employment for Good Reason within the 24 months immediately following, or the six months immediately preceding, a Change in Control, or (c), in the case of Messrs. White and Schaffner only, the Named Executive Officer’s voluntary termination of employment with us for any reason other than Good Reason within the six months immediately following a Change in Control, then, subject to the executive compensation restrictions of the EESA and the ARRA, upon such termination of employment, and conditioned upon the Named Executive Officer’s execution of a release of claims, the Named Executive Officer would be entitled to:

•	the amounts payable upon a termination by us for Cause;

•

a cash lump sum amount equal to three times the sum of the Named Executive Officer’s (A) annual rate of salary in effect immediately prior to the effective date of such termination of employment or, if higher, the annual rate in effect immediately prior to the Change in Control and (B) annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, payable within 10 business days (or, in the case of Messrs. Custard, Martin, Feinberg and Huffines and Ms. McGill, 60 business days) after the effective date of such termination of employment (or, if later, the effective date of the Change in Control);

•

continued participation for the Named Executive Officer and his or her dependents in our medical, dental, group life and long term disability plans, at our expense, for a period of two years following the termination of employment, or, if earlier, the date the Named Executive Officer becomes eligible to participate in comparable welfare plans maintained by a subsequent employer;

•

continuation of the average auto allowance received by the Named Executive Officer during the 12 month period preceding the effective date of such termination of employment for a period of two years following the termination of employment, or, if earlier, the date the Named Executive Officer receives an auto allowance from a subsequent employer; and

•

full vesting of all outstanding stock options then held by the Named Executive Officer, with the option to receive a cash payment equal to the then difference between the option price and the current fair market value of the stock as of the effective date of such termination of employment in lieu of the right to exercise such options.

With respect to Messrs. Custard, Martin, Feinberg, and Huffines and Ms. McGill, in the event that any of the benefits payable upon a termination of employment in connection with a Change in Control would constitute “excess parachute payments,” such benefits would be reduced to the level necessary such that no excise tax will be due.

Messrs. White and Schaffner also would be entitled to the following benefits:

•

a cash lump sum amount equal to (A) the Named Executive Officer’s annual bonus paid or payable with respect to the calendar year prior to the calendar year in which the effective date of such termination of employment occurs or, if higher, the average annual bonus paid or payable to the Named Executive Officer for the three calendar years preceding the calendar year in which the effective date of such termination of employment occurs, multiplied by (B) a fraction, the numerator of which shall equal the number of days the Named Executive Officer was employed by us during the year in which the effective date of such termination of employment occurs, and the denominator of which shall equal 365, payable within 10 business days after the effective date of such termination of employment;

•

if continued participation is not permitted under the terms of our medical, dental, group life and long term disability plans, equivalent coverage or a cash payment that, after all income and employment taxes on that amount, shall be equal to the cost to the Named Executive Officer of obtaining such medical, dental, group life and long term disability benefit coverage; and

•

a full gross-up payment in the event that the Named Executive Officer receives any payments from us (including pursuant to any stock option or equity awards) or its affiliates that are subject to tax under Section 4999 of the Code governing golden parachute payments.

Change in Control

Each of the Named Executive Officers (other than Mr. Martin) is a party to a Restricted Stock Award Agreement, under which, subject to the executive compensation restrictions of the EESA and the ARRA, any unvested shares of restricted stock will vest in full upon the occurrence of a change in control (as defined in each restricted stock award agreement).

Each of the Named Executive Officers (other than Ms. McGill) is party to a Restricted Stock Unit Award Agreement, under which, subject to the executive compensation restrictions of the EESA and the ARRA, any unvested units will vest in full upon the occurrence of a change in control (as defined in each restricted stock unit award agreement).

Definitions

“Cause” is generally defined to mean the following:

•	the executive’s commission of an intentional act of fraud, embezzlement or theft in connection with the executive’s duties or in the course of his or her employment;

•	the executive’s commission of intentional wrongful damage to our property;

•	the executive’s intentional wrongful disclosure of our trade secrets or our confidential information;

•	the executive’s intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order;

•	the executive’s intentional breach of fiduciary duty involving personal profit; or

•	the intentional action or inaction by the executive that causes material economic harm to us.

“Good Reason” is generally defined to mean the following:

•

without the executive’s express written consent, the assignment to the executive of any duties materially inconsistent with his or her positions, duties, responsibilities and status with us as of the beginning of the current term of his employment agreement or a significant material diminishment in his or her titles or offices as in effect at the beginning of the current term, or any removal of the executive from or any failures to re-elect the executive to any of such positions, except in connection with the termination of his or her employment for “cause” or as a result of his or her disability (within the meaning of our disability policy in effect at the time of the disability) or death, or termination by the executive other than for “good reason”;

•

a significant and material adverse diminishment in the nature or scope of the authorities, powers, functions or duties attached to the position with which the executive had immediately prior to the Change in Control or a reduction in the executive’s aggregate base salary and bonus (and, with respect to Messrs. White and Schaffner only, benefits) from us without the prior written consent of the executive;

•

We relocate our principal executive offices or require the executive to have as his or her principal location of work any location which is in excess of 50 miles from the location thereof immediately prior to a Change in Control; or

•	any substantial and material breach of the executive’s employment agreement by us.

“Change in Control” is generally defined to mean the following:

•

We are merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 51 percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of our voting securities immediately prior to such transaction;

•

We sell all or substantially all of our assets to any other corporation or other legal person, with the exception that it will not be deemed to be a Change in Control if we sell assets to an entity that, immediately prior to such sale, held 51 percent of the combined voting power of the then-outstanding voting securities in common with us;

•

during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by our shareholders of each of the directors first elected during such period was approved by a vote of at least two-thirds (2/3) of the our directors then still in office who were our directors at the beginning of any such period; or

•

any “person” or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of more than 50 percent of the total voting power of our voting stock (or any entity which controls us), including by way of merger, consolidation, tender or exchange offer or otherwise.

Set forth below are the amounts that the Named Executive Officers would have received, in addition to the accrued benefits payable upon a termination for Cause as described above, if the specified events had occurred on December 31, 2010. These amounts are based upon a stock price of $11.26 per share. These amounts do not reflect the limitations that would be imposed upon the payment of benefits upon termination of employment of the Named Executive Officers due to our participation in the TARP Capital Purchase Program.

Alan B. White	Termination without Cause or after non-renewal of employment agreement or for Good Reason	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$5,706,000	N/A	N/A	$5,706,000
Accrued Bonus[2]	$552,000	$552,000	$552,000	$552,000
Welfare Benefits[3]	$12,770	N/A	N/A	$12,770
Auto Allowance[4]	N/A	N/A	N/A	$72,000
Stock Options[5]	$61,911	N/A	N/A	$61,911
Restricted Stock[6]	N/A	N/A	N/A	$1,747,563
Supp. Pension[7]	$4,621,201	$2,310,601	$5,503,924	$4,621,201
Life/AD&D Benefits[8]	N/A	$2,018,687	N/A	N/A
Tax Gross-Up9	N/A	N/A	N/A	$2,286,474
Total	$10,953,882	$4,881,288	$6,055,924	$15,059,919

(1) Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Accrued Bonus calculation based on the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(3) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(4) Auto Allowance calculation based on $3,000 monthly automobile allowance continued for two years.

(5) Stock Option calculation based on options outstanding as of December 31, 2010, which include 12,960 options at an exercise price of $6.6937 and 7,200 options at an exercise price of $10.8806.

(6) Restricted stock calculation based on 107,144 shares of restricted stock and 48,057 restricted stock units outstanding as of December 31, 2010.

(7) Supplemental Pension Benefits calculation based on accrued benefit as of December 31, 2010.

(8) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $700,000 and $1,318,687 of a bank owned life insurance policy that may be payable to the estate of Mr. White.

(9) Tax Gross-Up calculation based on whether benefits payable in connection with a Change in Control exceed three times the Named Executive Officer’s average W-2 compensation for the five-year period (2005, 2006, 2007, 2008, and 2009).

Allen Custard	Termination without Cause or after non-renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$541,667	N/A	N/A	$1,625,001
Accrued Bonus	N/A	N/A	N/A	N/A
Welfare Benefits[2]	N/A	N/A	N/A	$40,293
Auto Allowance	N/A	N/A	N/A	N/A
Stock Options	N/A	N/A	N/A	N/A
Restricted Stock[3]	N/A	N/A	N/A	$176,951
Supp. Pension	N/A	N/A	N/A	N/A
Life/AD&D Benefits[4]	N/A	$603,000	N/A	N/A
Tax Gross-Up	N/A	N/A	N/A	N/A
Total	$541,667	$603,000	N/A	$1,842,245

(1) Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3) Restricted stock calculation based on 10,715 shares of restricted stock and 5,000 restricted stock units outstanding as of December 31, 2010.

(4) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $603,000.

Hill A. Feinberg	Termination without Cause or after non-renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$1,248,889	N/A	N/A	$3,815,001
Accrued Bonus	N/A	N/A	N/A	N/A
Welfare Benefits[2]	N/A	N/A	N/A	$40,030
Auto Allowance	N/A	N/A	N/A	N/A
Stock Options[3]	N/A	N/A	N/A	$358,639
Restricted Stock[4]	N/A	N/A	N/A	$402,151
Supp. Pension	N/A	N/A	N/A	N/A
Life/AD&D Benefits[5]	N/A	$481,000	N/A	N/A
Tax Gross-Up	N/A	N/A	N/A	N/A
Total	$1,248,889	$481,000	N/A	$4,615,821

(1) Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3) Stock Option calculation based on options outstanding as of December 31, 2010, which include 56,508 options at an exercise price of $4.9133.

(4) Restricted stock calculation based on 25,715 shares of restricted stock and 10,000 restricted stock units outstanding as of December 31, 2010.

(5) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $481,000.

Jerry Schaffner	Termination without Cause or after non-renewal of employment agreement or for Good Reason	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$2,169,000	N/A	N/A	$2,169,000
Accrued Bonus[2]	$223,000	$223,000	$223,000	$223,000
Welfare Benefits[3]	$37,692	N/A	N/A	$37,692
Auto Allowance[4]	N/A	N/A	N/A	$48,000
Stock Options[5]	$29,362	N/A	N/A	$29,362
Restricted Stock[6]	N/A	N/A	N/A	$587,130
Supp. Pension[7]	$469,522	$234,761	$944,770	$704,285
Life/AD&D Benefits[8]	N/A	$1,564,522	N/A	N/A
Tax Gross-Up9	N/A	N/A	N/A	$1,048,676
Total	$2,928,576	$2,022,283	$1,167,770	$4,847,145

(1) Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the

Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Accrued Bonus calculation based on the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(3) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(4) Auto Allowance calculation based on $2,000 monthly automobile allowance continued for two years.

(5) Stock Option calculation based on options outstanding as of December 31, 2010, which include 5,832 options at an exercise price of $6.6937 and 7,200 options at an exercise price of $10.8806.

(6) Restricted stock calculation based on 32,143 shares of restricted stock and 20,000 restricted stock units outstanding as of December 31, 2010.

(7) Supplemental Pension Benefits calculation based on accrued benefit as of December 31, 2010.

(8) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $700,000 and $864,522 of a bank owned life insurance policy that may be payable to the estate of Mr. Schaffner.

(9) Tax Gross-Up calculation based on whether benefits payable in connection with a Change in Control exceed three times the Named Executive Officer’s average W-2 compensation for the five-year period (2005, 2006, 2007, 2008, and 2009).

John A. Martin	Termination without Cause or after non-renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$325,000	N/A	N/A	$975,000
Accrued Bonus	N/A	N/A	N/A	N/A
Welfare Benefits[2]	N/A	N/A	N/A	$20,462
Auto Allowance	N/A	N/A	N/A	N/A
Stock Options	N/A	N/A	N/A	N/A
Restricted Stock[3]	N/A	N/A	N/A	$112,600
Supp. Pension	N/A	N/A	N/A	N/A
Life/AD&D Benefits[4]	N/A	$650,000	N/A	N/A
Tax Gross-Up	N/A	N/A	N/A	N/A
Total	$325,000	$650,000	—	$1,108,062

(1) Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3) Restricted stock calculation based on 10,000 restricted stock units outstanding as of December 31, 2010.

(4) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $650,000.

Roseanna McGill	Termination without Cause or after non-renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$964,000	N/A	N/A	$3,450,000
Accrued Bonus	N/A	N/A	N/A	N/A
Welfare Benefits[2]	N/A	N/A	N/A	$14,449
Auto Allowance[3]	N/A	N/A	N/A	$18,000
Stock Options	N/A	N/A	N/A	N/A
Restricted Stock[4]	N/A	N/A	N/A	$281,500
Supp. Pension	N/A	N/A	N/A	N/A
Life/AD&D Benefits [5]	N/A	$700,000	N/A	N/A
Tax Gross-Up	N/A	N/A	N/A	N/A
Total	$964,000	$700,000	—	$3,763,949

(1) Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3) Auto allowance calculation based on $750 monthly automobile allowance for two years.

(4) Restricted stock calculation based on 25,000 shares of restricted stock outstanding as of December 31, 2010.

(5) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $700,000.

James R. Huffines	Termination without Cause or after non-renewal of employment agreement	Termination due to death	Termination due to disability	Termination upon Change in Control
Cash Severance[1]	$744,444	N/A	N/A	$2,233,332
Accrued Bonus	N/A	N/A	N/A	N/A
Welfare Benefits[2]	N/A	N/A	N/A	$37,692
Auto Allowance[3]	N/A	N/A	N/A	$48,000
Stock Options[4]	N/A	N/A	N/A	$37,556
Restricted Stock[5]	N/A	N/A	N/A	$612,871
Supp. Pension[6]	$669,112	$334,556	$895,423	$1,003,665
Life/AD&D Benefits[7]	N/A	$1,261,810	N/A	N/A
Tax Gross-Up	N/A	N/A	N/A	N/A
Total	$1,413,556	$1,596,366	$895,423	$3,973,116

(1) Cash Severance calculation based on one (1) times the sum of (i) the base salary on December 31, 2010 and (ii) the average bonus paid with respect to 2007, 2008, and 2009 unless the termination of employment is in connection with a Change in Control, in which case the Cash Severance calculation based on three times the sum of (i) the base salary on December 31, 2010 and (ii) the bonus paid for 2009, or, if higher, the average bonus paid with respect to 2007, 2008, and 2009.

(2) Welfare Benefits calculation based on the cost of continuing coverage under the medical, dental, group life, and long-term disability plans for two years.

(3) Auto Allowance calculation based on $2,000 monthly automobile allowance continued for two years.

(4) Stock Option calculation based on options outstanding as of December 31, 2010, which include 2,592 options at an exercise price of $6.6937, 5,184 options at an exercise price of $6.6937, and 5,400 options at an exercise price of $10.8806.

(5) Restricted stock calculation based on 8,000 restricted stock units and 46,429 shares of restricted stock outstanding as of December 31, 2010.

(6) Supplemental Pension Benefits calculation based on accrued benefit as of December 31, 2010.

(7) Includes life insurance and accidental death and dismemberment insurance policy in the amount of $700,000 and $561,810 of a bank owned life insurance policy that may be payable to the estate of Mr. Huffines.

PROPOSAL 2: NON-BINDING ADVISORY PROPOSAL

APPROVING EXECUTIVE COMPENSATION

During the period in which any obligation provided PlainsCapital under the TARP Capital Purchase Program remains outstanding, Section 111(e) of the EESA, as amended by the ARRA, requires that PlainsCapital seek a non-binding advisory vote from its shareholders to approve the compensation awarded to our executive officers, as reported in the Compensation Discussion and Analysis, compensation tables, and any other related material.

This Proxy Statement fully and fairly discloses all material information regarding the compensation of our Named Executive Officers so that shareholders can evaluate our approach to compensating our executives. The Board of Directors believes that our success depends in large measure upon the talents of our employees and executives. Our compensation system plays a significant role in our ability to attract, retain and motivate our employees and executives and allows us to be competitive in the industries that we operate.

The Board of Directors believes that our compensation structure is appropriate, aligns the interests of our executives with those of our shareholders and does not encourage our executives to take unnecessary or excessive risks.

Accordingly, the Company presents the following advisory proposal for shareholder approval:

“RESOLVED, that the shareholders approve the compensation of executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material in this Proxy Statement.”

The above referenced disclosures appear at pages 26 to 51 of this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required

The approval of Proposal 2 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of common stock represented in person or by proxy at the Annual Meeting entitled to be voted on such proposal and voted for or against such proposal.

The Board of Directors recommends that you vote FOR the foregoing resolution approving PlainsCapital’s executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed on an annual basis by the Audit Committee. The Board of Directors has determined that each of the four members of the Audit Committee is independent under the listing standards of the NYSE and the SEC’s standards applicable to the independence of audit committees.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for the audit of the consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures.

In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Ernst & Young LLP provided the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in PlainsCapital’s Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

AUDIT COMMITTEE

Tracy A. Bolt, Chairman

Michael T. McGuire

A. Haag Sherman

Robert C. Taylor, Jr.

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered in 2009 and 2010:

	2010	2009
Audit Fees	$1,816,000	$1,891,687
Audit-Related Fees	175,500	275,951
Tax Fees	66,000	69,611
All Other Fees	—	—

Total Fees	$2,057,500	$2,237,249

Audit Fees. Audit fees consist of fees billed by Ernst & Young LLP related to the audit of our consolidated financial statements, the audit of subsidiary financial statements, reviews of our interim financial statements, and comfort letters and consents related to SEC registration statements.

Audit-Related Fees. Audit-related fees consist of fees billed by Ernst & Young LLP for services that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include audit and attest services, financial accounting, reporting and compliance matters, risk and control reviews and transaction services, and information technology security and control testing.

Tax Fees. Tax fees consist of fees billed by Ernst & Young LLP for tax compliance, advisory and planning services.

All Other Fees. PlainsCapital has not engaged Ernst & Young LLP for any non-audit or non-tax services.

Approval of Independent Registered Public Accounting Firm Services and Fees

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by Ernst & Young LLP in 2010 were pre-approved by the Audit Committee.

PROPOSAL 3: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2011. The Audit Committee and the Board of Directors recommend that you ratify this appointment.

Arrangements have been made for a representative of Ernst & Young LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate shareholder questions.

Vote Required

The approval of Proposal 3 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of common stock represented in person or by proxy at the Annual Meeting entitled to be voted on such proposal and voted for or against such proposal.

The Board of Directors recommends that you vote FOR ratification of Ernst & Young LLP as PlainsCapital’s independent registered public accounting firm for 2011.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO EXTEND THE DATE BY WHICH SHARES OF ORIGINAL COMMON STOCK AUTOMATICALLY CONVERT INTO SHARES OF COMMON STOCK

The Board of Directors has approved, and recommends that the shareholders of the Company approve, an amendment to Article IV of our Third Amended and Restated Certificate of Formation (the “Current Certificate”) to: (i) extend the date by which all outstanding shares of Original Common Stock shall automatically convert into shares of Common Stock, on a one-for-one basis, from June 30, 2011 to June 30, 2013, and (ii) clarify that, upon conversion of our Original Common Stock into shares of Common Stock, the Company shall be restricted from further issuing shares of Original Common Stock.

At the August 27, 2009 Special Meeting of Shareholders, shareholders of the Company approved an amendment and restatement of our Certificate of Formation. Among other things, the amendment and restatement: (i) renamed our then-existing class of common stock the “Original Common Stock,” (ii) created a new class of common stock called the “Common Stock” and (iii) provided that the Original Common Stock will automatically convert into Common Stock approximately 180 days following an initial public offering (an “IPO”) of our Common Stock or, if earlier, on June 30, 2011. The Board of Directors requested the shareholders to approve these amendments in order to increase the Company’s flexibility to raise capital, especially the flexibility to engage in an IPO. As indicated in the Current Certificate, upon conversion, each share of Common Stock will have identical powers, preferences and rights, including rights in liquidation, to shares of Original Common Stock.

The third, fourth and fifth paragraphs of Article IV of the Current Certificate read as follows:

Each share of Original Common Stock shall automatically convert, without any further action by the corporation or the holders thereof, into one share of Common Stock upon the close of regular trading on the first trading day that is one hundred eighty (180) days following the pricing of an initial public offering of the Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period following the initial public offering, the corporation issues an earnings release or material news or a material event relating to the corporation occurs; or (2) prior to the expiration of the 180-day restricted period, the corporation announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period following the initial public offering, such conversion shall not occur until the first trading day that is after the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The corporation shall announce the date upon which conversion has occurred pursuant to this paragraph. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

Furthermore, at any time and from time to time, the corporation shall have the option (the “Corporation Conversion Option”) to cause all or any portion of the shares of Original Common Stock to be automatically converted into an equal number of shares of Common Stock. To exercise the Corporation Conversion Option, the corporation must give notice (the “Corporation Conversion Notice”) by mail to the affected holders of Original Common Stock of the corporation’s election to exercise the Corporation Conversion Option. The conversion shall be deemed to have been made at the close of business on the date selected by the corporation in the Corporation Conversion Notice, which date shall be on or after the date on which the corporation issues the Corporation Conversion Notice. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

On June 30, 2011, each share of Original Common Stock shall automatically be converted, without any further action by the holders thereof, into one share of Common Stock at the close of business on such date. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

The proposed amendment, if approved by shareholders, would modify the fifth paragraph of Article IV of the Current Certificate by revising the date by which automatic conversion of the shares of Original Common Stock into shares of Common Stock would occur from June 30, 2011 to June 30, 2013. In addition, the proposed amendment would also provide clarification that, following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the Company will no longer be authorized to issue any shares of Original Common Stock.

The full text of the proposed amendment to Article IV of the Current Certificate is set forth in Appendix A, and a marked version of Article IV of the Current Certificate, showing all current changes proposed to be made to Article IV pursuant to Proposals 4, 5 and 6 of this Proxy Statement, is set forth in Appendix B.

Reasons for the Amendment

The Board of Directors believes that the proposed amendment to extend the date on which all shares of Original Common Stock will automatically convert into shares of Common Stock, on a one-for-one basis, from June 30, 2011 to June 30, 2013 is in the best interests of the Company and its shareholders because it will increase the Company’s flexibility to raise capital and provide additional time for the Company to consummate a potential IPO, although the Company does not currently have any definitive plans or arrangements to conduct an IPO. If the proposed extension of the conversion is not approved, all outstanding shares of Original Common Stock will automatically convert into shares of Common Stock, on a one-for-one basis, on June 30, 2011.

In addition, the Board of Directors is proposing that the shareholders approve the proposed amendment to clarify that, following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the Company will no longer be authorized to issue any shares of Original Common Stock. The Board of Directors believes that it would be undesirable for the Company to retain two classes of common stock on a long-term basis given the potential disadvantages of such a structure, including, but not limited to, an increased risk of investor confusion and potential disparities in valuation or trading volume.

Effect of Extending the Automatic Conversion Date to the Holders of the Original Common Stock

If the proposed amendment is approved, the applicable date by which the shares of Original Common Stock will convert into shares of Common Stock will be extended to June 30, 2013 from June 30, 2011.

As a result of the approval of Proposal 4, if so approved, the provision governing the automatic conversion of the shares of Original Common Stock into shares of Common Stock on a delayed basis following an IPO will once again become effective. Pursuant to such provision, if the Company conducts an IPO of Common Stock, all outstanding shares of Original Common Stock will convert into shares of Common Stock, on a one-for-one basis, 180 days after the pricing of the IPO, subject to certain limited extensions.

Vote Required

The approval of Proposal 4 will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of Original Common Stock, voting as a class, and the holders of at least two-thirds of all outstanding shares of common stock entitled to vote thereon.

The Board of Directors recommends that you vote FOR the foregoing proposal to amend our Certificate of Formation to extend the date by which shares of Original Common Stock automatically convert into shares of Common Stock.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ORIGINAL COMMON STOCK

The Board of Directors has approved, and recommends that the shareholders of the Company approve, a proposed amendment to amend Article IV of our Current Certificate to, among other things, increase the number of authorized shares of our Original Common Stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares.

The first paragraph of Article IV of the Current Certificate reads as follows:

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000), of which Fifty Million (50,000,000) shares of the par value of $0.001 per share shall be Original Common Stock, One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

The proposed amendment, if approved by shareholders, would replace the first paragraph of Article IV with the following:

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Three Hundred Million (300,000,000), of which One Hundred Million (100,000,000) shares of the par value of $0.001 per share shall be Original Common Stock, One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

The full text of the proposed amendment to Article IV of the Current Certificate is set forth in Appendix A, and a marked version of Article IV of the Current Certificate, showing all current changes proposed to be made to Article IV pursuant to Proposals 4, 5 and 6 of this Proxy Statement, is set forth in Appendix B.

Reasons for the Amendment

Our Board of Directors believes that it is advisable to have a greater number of authorized shares of Original Common Stock available for issuance in connection with public or private financing opportunities and various general corporate programs and purposes. We may also in the future, from time to time, consider stock splits, acquisitions and mergers as opportunities arise and other public or private financings to provide us with capital, any or all of which may involve the issuance of additional shares of Original Common Stock or securities convertible into shares of Original Common Stock.

The Board of Directors believes that having the authority to issue additional shares of Original Common Stock will avoid the possible delay and significant expense of calling and holding additional special meetings of shareholders to increase the authorized shares at a later date and will enhance our ability to respond promptly to opportunities for increasing our capital levels through public or private offerings of our Original Common Stock, acquisitions, mergers and stock splits.

We do not currently have any definitive plans, arrangements or understandings with respect to the issuance of any of the proposed shares of Original Common Stock.

The Board of Directors believes that approval of Proposal 5 is in the best interest of the Company and its shareholders.

Effect of Increasing the Number of Authorized Shares of Common Stock

If Proposal 5 is approved, the additional authorized shares of Original Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.

The authorization of additional shares of Original Common Stock will not, by itself, have any effect on the rights of present shareholders. The additional fifty million (50,000,000) shares of Original Common Stock to be authorized, when issued, would have the same rights and privileges as the shares of Original Common Stock presently issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Original Common Stock. Accordingly, the issuance of additional shares of Original Common Stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

Potential Anti-Takeover Effects of Proposal 5

Although Proposal 5 is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Original Common Stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of Original Common Stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on our part, to repurchase such shares, or on the part of the purchaser, to put such shares to us.

The proposed amendment to increase the authorized shares of Original Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, because the issuance of the additional shares of Original Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of our Company. If so used, the effect of the additional authorized shares of Original Common Stock might be: (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management in retaining its present position. Accordingly, before voting on Proposal 5, shareholders are urged to read carefully this section and the other sections of this Proxy Statement and the relevant portions of the appendices to this Proxy Statement, which set forth the full text of the proposed amendment.

Proposal 5 is not being recommended in response to any specific effort of which the Company is aware to accumulate the Original Common Stock or to obtain control of the Company.

Vote Required

The approval of Proposal 5 will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of Original Common Stock, voting as a class, and the holders of at least two-thirds of all outstanding shares of common stock entitled to vote thereon.

The Board of Directors recommends that you vote FOR the foregoing proposal to amend our Certificate of Formation to increase the number of authorized shares of Original Common Stock.

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF FORMATION FOLLOWING CONVERSION OF ALL OUTSTANDING SHARES OF ORIGINAL COMMON STOCK INTO SHARES OF COMMON STOCK

The Board of Directors has approved, and recommends that the shareholders of the Company approve, a proposed amendment to Article IV of the Current Certificate, as possibly amended by Proposals 4, 5, and 6 of this Proxy Statement (the “Amended Certificate”), to amend the Amended Certificate upon the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to delete any and all references to the Original Common Stock and its conversion into shares of Common Stock.

Such approval would be evidenced by an amendment to Article IV of the Current Certificate, which would read as follows:

Upon the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the corporation shall no longer be authorized to issue any shares of Original Common Stock. At such time, authority is hereby expressly granted to the Board of Directors, without further action by the shareholders, to authorize an amendment of this Third Amended and Restated Certificate of Formation to delete the second through sixth paragraphs of this Article IV and amend the first paragraph of this Article IV to read as follows:

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

provided that any such amendment shall not affect the right of any holder of a stock certificate representing shares of Original Common Stock so converted to receive in exchange therefor, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock into which such shares of Original Common Stock were convertible.

Effective immediately upon the conversion of all outstanding shares of our Original Common Stock into shares of Common Stock, the proposed amendment authorizes the Board of Directors to adopt an amendment to our Amended Certificate to delete any and all references to the Original Common Stock and its conversion into Common Stock.

The proposed amendment specifically provides that any such amendment to delete any and all references to the Original Common Stock shall not affect the right of any holder of a stock certificate representing shares of Original Common Stock so converted to receive, in exchange therefore, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock which such shares of Original Common Stock were convertible.

The full text of the proposed amendment to Article IV of the Current Certificate is set forth in Appendix A, and a marked version of Article IV of the Current Certificate, showing all current changes proposed to be made to Article IV pursuant to Proposals 4, 5 and 6 of this Proxy Statement, is set forth in Appendix B. In addition, a marked version of Article IV of the Amended Certificate, indicating the changes proposed to be made to the Amended Certificate upon conversion of all outstanding shares of Original Common Stock into shares of Common Stock, is set forth in Appendix C.

Reasons for the Amendment

Following the conversion of our shares of Original Common Stock into shares of Common Stock, holders of our Common Stock will have substantially identical rights as when they held shares of Original Common Stock. In addition, following the conversion, the result of which causes no shares of Original Common Stock to remain outstanding, the Board of Directors believes that it would be undesirable for the Company to retain two classes of common stock given the potential disadvantages of such a structure, including, but not limited to, an increased risk of investor confusion and potential disparities in valuation or trading volume.

Effect of Amendment to Authorize the Board of Directors to Amend the Amended Certificate to Remove References to Original Common Stock and the Conversion Thereof.

The proposed amendment will not, by itself, have any immediate effect on the rights of present shareholders. Following the conversion, each holder of shares of Original Common Stock shall be granted an equal number of shares of Common Stock in exchange therefor. The proposed amendment specifically provides that the deletion of any references in the Amended Certificate to Original Common Stock, and the conversion thereof, shall not affect the rights of any holder of a stock certificate of Original Common Stock to receive, in exchange therefore, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock which such shares of Original Common Stock were convertible.

Vote Required

The approval of Proposal 6 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon.

The Board of Directors recommends that you vote FOR the foregoing proposal to approve a future amendment to our Certificate of Formation following the conversion of all outstanding shares of Original Common Stock into shares of Common Stock to delete all references to the Original Common Stock and its Conversion into shares of Common Stock.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Proxy Statement, except to the extent any information is superseded by this Proxy Statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, along with financial statements and related notes thereto (the “Form 10-K”), which was filed with the SEC on March 22, 2011 and contains important information about the Company, is hereby incorporated by reference into this Proxy Statement. A copy of the Form 10-K is included within the Annual Report delivered with this Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Pursuant to rules of the SEC, a shareholder who intends to present a proposal at our next annual meeting of shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the Corporate Secretary of PlainsCapital at 2323 Victory Avenue, Suite 1400, Dallas, Texas, 75219. The proposal must be received no later than December 10, 2011.

Shareholders wishing to submit proposals to be presented directly at our next annual meeting of shareholders instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our bylaws concerning shareholder proposals. To be timely in connection with our next annual meeting, a shareholder proposal concerning business other than director nominations must be received by the Company at its principal executive offices between January 12, 2012 and February 11, 2012. To be timely in connection with our next annual meeting, a shareholder proposal concerning director nominations must be received by the Company at its principal executive offices between November 23, 2011 and January 2, 2012.

You may obtain a copy of PlainsCapital’s bylaws by writing to the Corporate Secretary of PlainsCapital at the above address. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

A copy of PlainsCapital’s 2010 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to PlainsCapital Corporation, Attention: Investor Relations, 2323 Victory Avenue, Suite 1400, Dallas, Texas 75219.

Appendix A

ARTICLE IV

Shares

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Three Hundred Million (300,000,000), of which One Hundred Million (100,000,000) shares of the par value of $0.001 per share shall be Original Common Stock, One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

Except as otherwise required by the TBOC or as otherwise provided in this Third Amended and Restated Certificate of Formation, each share of Original Common Stock and each share of Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

Each share of Original Common Stock shall automatically convert, without any further action by the corporation or the holders thereof, into one share of Common Stock upon the close of regular trading on the first trading day that is one hundred eighty (180) days following the pricing of an initial public offering of the Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period following the initial public offering, the corporation issues an earnings release or material news or a material event relating to the corporation occurs; or (2) prior to the expiration of the 180-day restricted period, the corporation announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period following the initial public offering, such conversion shall not occur until the first trading day that is after the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The corporation shall announce the date upon which conversion has occurred pursuant to this paragraph. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

Furthermore, at any time and from time to time, the corporation shall have the option (the “Corporation Conversion Option”) to cause all or any portion of the shares of Original Common Stock to be automatically converted into an equal number of shares of Common Stock. To exercise the Corporation Conversion Option, the corporation must give notice (the “Corporation Conversion Notice”) by mail to the affected holders of Original Common Stock of the corporation’s election to exercise the Corporation Conversion Option. The conversion shall be deemed to have been made at the close of business on the date selected by the corporation in the Corporation Conversion Notice, which date shall be on or after the date on which the corporation issues the Corporation Conversion Notice. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

On June 30, 2013, each share of Original Common Stock shall automatically be converted, without any further action by the holders thereof, into one share of Common Stock at the close of business on such date. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

A-1

Upon the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the corporation shall no longer be authorized to issue any shares of Original Common Stock. At such time, authority is hereby expressly granted to the Board of Directors, without further action by the shareholders, to authorize an amendment of this Third Amended and Restated Certificate of Formation to delete the second through sixth paragraphs of this Article IV and amend the first paragraph of this Article IV to read as follows:

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

provided that any such amendment shall not affect the right of any holder of a stock certificate representing shares of Original Common Stock so converted to receive in exchange therefor, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock into which such shares of Original Common Stock were convertible.

Shares of preferred stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the preferred stock from time to time in one or more series, and with respect to each series of the preferred stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof the number of shares to constitute the series and the designation thereof and any one or more of the following rights and preferences: (i) the rate of dividend; (ii) the price at and terms of and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions (if any) for the redemption or repurchase of the shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vii) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies that make the voting rights effective). The shares of each series of the preferred stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall become authorized and unissued shares of preferred stock.

Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with the powers, designations, preferences and relative, participating, optional or other rights, including the voting rights, and the qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A—Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Exhibit B—Fixed Rate Cumulative Perpetual Preferred Stock, Series B

A-2

Appendix B

ARTICLE IV

Shares

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is ~~Two~~Three Hundred ~~Fifty Million~~Million (~~250,000,000~~300,000,000), of which ~~Fifty~~One Hundred Million (~~50,000,000~~100,000,000) shares of the par value of $0.001 per share shall be Original Common Stock, One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

Except as otherwise required by the TBOC or as otherwise provided in this Third Amended and Restated Certificate of Formation, each share of Original Common Stock and each share of Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

Each share of Original Common Stock shall automatically convert, without any further action by the corporation or the holders thereof, into one share of Common Stock upon the close of regular trading on the first trading day that is one hundred eighty (180) days following the pricing of an initial public offering of the Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period following the initial public offering, the corporation issues an earnings release or material news or a material event relating to the corporation occurs; or (2) prior to the expiration of the 180-day restricted period, the corporation announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period following the initial public offering, such conversion shall not occur until the first trading day that is after the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The corporation shall announce the date upon which conversion has occurred pursuant to this paragraph. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

Furthermore, at any time and from time to time, the corporation shall have the option (the “Corporation Conversion Option”) to cause all or any portion of the shares of Original Common Stock to be automatically converted into an equal number of shares of Common Stock. To exercise the Corporation Conversion Option, the corporation must give notice (the “Corporation Conversion Notice”) by mail to the affected holders of Original Common Stock of the corporation’s election to exercise the Corporation Conversion Option. The conversion shall be deemed to have been made at the close of business on the date selected by the corporation in the Corporation Conversion Notice, which date shall be on or after the date on which the corporation issues the Corporation Conversion Notice. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

On June 30, ~~2011,~~2013, each share of Original Common Stock shall automatically be converted, without any further action by the holders thereof, into one share of Common Stock at the close of business on such date. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.

B-1

~~Effective as of the effectiveness of this Third Amended and Restated Certificate of Formation pursuant to Section 3.063 of the TBOC, and without any further action on the part of the corporation or its shareholders, each share of Original Common Stock that was issued and outstanding immediately before the effectiveness of this Third Amended and Restated Certificate of Formation shall be and hereby is automatically reclassified, changed and converted into three (3) shares of Original Common Stock, par value $0.001 per share, without any action by the holder thereof.~~

Upon the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the corporation shall no longer be authorized to issue any shares of Original Common Stock. At such time, authority is hereby expressly granted to the Board of Directors, without further action by the shareholders, to authorize an amendment of this Third Amended and Restated Certificate of Formation to delete the second through sixth paragraphs of this Article IV and amend the first paragraph of this Article IV to read as follows:

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

provided that any such amendment shall not affect the right of any holder of a stock certificate representing shares of Original Common Stock so converted to receive in exchange therefor, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock into which such shares of Original Common Stock were convertible.

Shares of preferred stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the preferred stock from time to time in one or more series, and with respect to each series of the preferred stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof the number of shares to constitute the series and the designation thereof and any one or more of the following rights and preferences: (i) the rate of dividend; (ii) the price at and terms of and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions (if any) for the redemption or repurchase of the shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vii) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies that make the voting rights effective). The shares of each series of the preferred stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall become authorized and unissued shares of preferred stock.

Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with the powers, designations, preferences and relative, participating, optional or other rights, including the voting rights, and the qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A—Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Exhibit B—Fixed Rate Cumulative Perpetual Preferred Stock, Series B

B-2

Appendix C

ARTICLE IV

Shares

~~The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Three Hundred Million (300,000,000), of which One Hundred Million (100,000,000) shares of the par value of $0.001 per share shall be Original Common Stock, One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.~~

~~Except as otherwise required by the TBOC or as otherwise provided in this Third Amended and Restated Certificate of Formation, each share of Original Common Stock and each share of Common Stock shall have identical powers, preferences and rights, including rights in liquidation.~~

~~Each share of Original Common Stock shall automatically convert, without any further action by the corporation or the holders thereof, into one share of Common Stock upon the close of regular trading on the first trading day that is one hundred eighty (180) days following the pricing of an initial public offering of the Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period following the initial public offering, the corporation issues an earnings release or material news or a material event relating to the corporation occurs; or (2) prior to the expiration of the 180-day restricted period, the corporation announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period following the initial public offering, such conversion shall not occur until the first trading day that is after the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The corporation shall announce the date upon which conversion has occurred pursuant to this paragraph. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.~~

~~Furthermore, at any time and from time to time, the corporation shall have the option (the “Corporation Conversion Option”) to cause all or any portion of the shares of Original Common Stock to be automatically converted into an equal number of shares of Common Stock. To exercise the Corporation Conversion Option, the corporation must give notice (the “Corporation Conversion Notice”) by mail to the affected holders of Original Common Stock of the corporation’s election to exercise the Corporation Conversion Option. The conversion shall be deemed to have been made at the close of business on the date selected by the corporation in the Corporation Conversion Notice, which date shall be on or after the date on which the corporation issues the Corporation Conversion Notice. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.~~

~~On June 30, 2013, each share of Original Common Stock shall automatically be converted, without any further action by the holders thereof, into one share of Common Stock at the close of business on such date. The holders of shares of Original Common Stock so converted shall surrender the stock certificates therefor at the principal office of the corporation. The corporation shall, upon surrender of a certificate representing Original Common Stock that has been so converted, issue a certificate representing the number of shares of Common Stock into which the shares of Original Common Stock surrendered were convertible on the date on which such automatic conversion occurred, registered in the name of the holder.~~

C-1

~~Upon the conversion of all outstanding shares of Original Common Stock into shares of Common Stock, the corporation shall no longer be authorized to issue any shares of Original Common Stock. At such time, authority is hereby expressly granted to the Board of Directors, without further action by the shareholders, to authorize an amendment of this Third Amended and Restated Certificate of Formation to delete the second through sixth paragraphs of this Article IV and amend the first paragraph of this Article IV to read as follows:~~

The aggregate number of shares of all classes of stock that the corporation shall have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Fifty Million (150,000,000) shares of the par value of $0.001 per share shall be Common Stock and Fifty Million (50,000,000) shares of the par value of $1.00 per share shall be preferred stock issuable in series.

~~provided that any such amendment shall not affect the right of any holder of a stock certificate representing shares of Original Common Stock so converted to receive in exchange therefor, upon surrender to the corporation, a stock certificate representing the number of shares of Common Stock into which such shares of Original Common Stock were convertible.~~

Shares of preferred stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

Authority is hereby expressly granted to the Board of Directors to authorize the issuance of the preferred stock from time to time in one or more series, and with respect to each series of the preferred stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof the number of shares to constitute the series and the designation thereof and any one or more of the following rights and preferences: (i) the rate of dividend; (ii) the price at and terms of and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions (if any) for the redemption or repurchase of the shares; (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vii) voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies that make the voting rights effective). The shares of each series of the preferred stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series, and the shares so subtracted shall become authorized and unissued shares of preferred stock.

Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with the powers, designations, preferences and relative, participating, optional or other rights, including the voting rights, and the qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A—Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Exhibit B—Fixed Rate Cumulative Perpetual Preferred Stock, Series B

C-2

PlainsCapital Corporation

Record Holders: Complete, date, sign and return in the enclosed postage-paid envelope the proxy card below to authorize the named proxies to vote, at the 2011 Annual Meeting of Shareholders, the shares of PlainsCapital Corporation you hold in your record name as you instruct. Even if you plan to attend the 2011 Annual Meeting of Shareholders, we encourage you to complete and return the proxy card today.

Employee’s Stock Option Plan (“ESOP”) Participants: Complete, date, sign and return in the enclosed postage-paid envelope the proxy card below to direct the ESOP trustees how to vote, at the 2011 Annual Meeting of Shareholders, your shares of PlainsCapital Corporation held for you in the ESOP. To allow sufficient time for voting by the ESOP trustees, your voting instructions must be received no later than Friday, May 6th at 5:00 p.m. Central Daylight Time.

If you hold shares of PlainsCapital Corporation in both your record name and in the ESOP, complete, date, sign, and return in the enclosed postage-paid envelope the proxy card below to authorize the named proxies to vote the shares of PlainsCapital you hold in your record name as you instruct, and to direct the ESOP trustees how to vote the shares allocated to you in the ESOP, at the 2011 Annual Meeting of Shareholders.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Important notice regarding the Internet availability of proxy materials for the shareholder meeting to be held on May 11, 2011. Our Proxy Statement and 2010 Annual Report to Shareholders are available at:

www.plainscapital.com/investors

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY PlainsCapital Corporation 2323 Victory Avenue, Suite 1400 Dallas, Texas 75219 (214) 252-4000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Norton Baker and Wayne Pope, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Original Common Stock, par value $0.001 per share, of PlainsCapital Corporation (“PlainsCapital”) that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Park Cities Hilton Hotel located at 5954 Luther Lane, Dallas, Texas, 75225 on May 11, 2011 at 9:00 a.m., Central Daylight Time or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

Employees’ Stock Ownership Plan Participants: To the extent the undersigned participates in PlainsCapital’s Employees’ Stock Ownership Plan (the “ESOP”), the undersigned hereby instructs the ESOP trustees, to vote at the Annual Meeting of Shareholders as indicated on the reverse side, all shares of Original Common Stock of PlainsCapital held in the ESOP that the undersigned may be entitled to direct the ESOP trustees to vote.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1-6 and in the discretion of the proxies, or the ESOP trustees, as applicable, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Please review carefully the proxy statement delivered with this proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

The Board of Directors recommends that shareholders vote FOR Proposals 1-6.

1.	Proposal to elect:	FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed			Please mark your vote like this		☒
						FOR	AGAINST	ABSTAIN
		☐	☐

	Class II Directors (to serve until 2014): (01) Hill A. Feinberg (02) James R. Huffines (03) Andrew J. Littlefair (04) Robert Taylor, Jr.			4.	Proposal to amend our Certificate of Formation to extend the Original Common Stock conversion date.	☐	☐	☐

(Instruction: to withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space provided below.)				5.	Proposal to amend our Certificate of Formation to increase the authorized	☐	☐	☐
					shares of Original Common Stock.

2.	Proposal to approve a non-binding advisory resolution regarding the compensation of our named executive officers.	FOR AGAINST ABSTAIN ☐ ☐ ☐		6.	Proposal to approve a future amendment to our Certificate of Formation to remove expired provisions.	☐	☐	☐

3.	Proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm.	☐ ☐ ☐			and, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

				To change the address on your account, please check the box at right, cross out and make changes on the left. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

				COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Date , 2011.

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full name by the president.